EXHIBIT 99.6



                            BEAR CREEK MINING COMPANY

                             ROCKY MOUNTAIN DISTRICT



                                  FINAL REPORT



                               JENNY LIND PROJECT

                              TINTIC DISTRICT, UTAH









                                                        January, 1957


                                    CONTENTS

                                                          Page

Summary and Conclusions . . . . . . . . . . . . . . . . . . 1

     Basis for Project
     Statement of problem
     Work accomplished
     Conclusions
     Recommendations

Introduction . . . . . . . . . . . . . . . . . . . . . . .  6

Acknowledgments . . . . . . . . . . . . . . . . . . . . . . 7

A brief review of the geology, ore deposits and production
      of the Main Tintic district . . . . . . . . . . . . . 9

          Regional and local geology
          Ore deposits

Previous exploration projects in the Main Tintic district . 26

Historical background for the Jenny Lind Project. . . . . . 27

Estimated ore potential of the Jenny Lind tract . . . . . . 30

A review of physical exploration  . . . . . . . . . . . . . 32

     Reopening the North Beck shaft
     Examination of mines and prospects
     Bulldozer trenching
     "Tractair" drilling
     Diamond drilling
     Miscellaneous

Project results (excluding diamond drilling) . . . . . . . 37

     Mapping of the sedimentary rocks
     Mapping of the volcanic rocks
     Study of ore habits and compilation of underground maps
     Geochemical surveys
     Aeromagnetic survey
     Petrographic study of jasperoids
     Metal distribution study
     Miscellaneous studies

                              CONTENTS (Continued)

                                                          Page

Project results (diamond drilling) . . . . . . . . . . . . 50

     Hatfield Canyon area
     Upper Cole Canyon area (Paxman fault)
     Upper Cole Canyon area (Gemini ore run)
     Harrington Canyon area
     Electromagnetic drill hole survey

Summary of costs . . . . . . . . . . . . . . . . . . . . . 56

Bibliography . . . . . . . . . . . . . . . . . . . . . . . 58


APPENDICES

     I.   Detailed description of sedimentary stratigraphic units

     II.  Detailed description of volcanic units
     III. Chronological listing of exploration projects for Concealed orebodies in the Main Tintic district

     IV.  Chronological record of Bear Creek's operation

     V.   Graphic logs of diamond drill holes

     VI.  Photographs






                            ILLUSTRATION AND FIGURES

Plate 1 . . . . . . . . . . . . Map showing regional geology and structure.
                             (Scale: 2000 feet to one inch)

Plate 2 . . . . . . . . . . Aeromagnetic contour map of the
                            Tintic Mountain area, Utah.
                            (Scale: 2000 feet to one inch)

Plate 3 . . . . . . . . . . .Geology of the Jenny Lind and
                             Eureka Gulch areas.
                              (Scale: 800 feet to one inch)

Plate 4 . . . . . . . . . . .Alteration map of the Jenny Lind
                             area showing location of
                             geochemical samples. (Scale: 800
                             feet to one inch)

Plate 5 . . . . . . . . . . .Property map of the Jenny Lind
                             and Eureka Gulch areas.
                            (Scale: 800 feet to one inch)

Plate 6 . . . . . . . . . . .Regional metal distribution map.
                             (Scale: 2000 feet to one inch)

Plate 7 . . . . . . . . . . .Geology of the Hatfield Canyon
                             area. (Scale: 100 feet to one
                             inch)

Plate 8 . . . . . . . . . . .Geology of the Red Hill area.
                            (Scale: 100 feet to one inch)

Plate 9 . . . . . . . . . . .Geology of the upper Cole Canyon area. (Scale 100 feet to one
                             inch)

Plate 10 . . . . . . . . . . Geologic map of the Farragut
                             prospect. (Scale: 50 feet to
                             one inch)

Plate 11 . . . . . . . . . . Geologic map of the Fields
                             prospect. (Scale: 20 feet to
                             one inch)

Plate 12 . . . . . . . . . . Generalized section through the
                             Main and East Tintic districts.
                            (Scale: 800 feet to one inch)

Plate 13 . . . . . . . . . . Longitudinal section of Gemini
                             "ore run". (Scale: 800 feet to
                              one inch)

Plate 14 . . . . . . . . . . . Longitudinal section of Chief
                              "ore run". (Scale: 800 feet to
                                one inch)

Plate 15 . . . . . . . . . . . Vertical section in the hanging wall of the Paxman fault, Upper
                               Cole Canyon area. (Scale: 100
                               feet to one inch)

Plate 16 . . . . . . . . . . . Vertical section in the foot
                               wall of the Paxman fault, Upper
                               Cole Canyon area. (Scale: 100
                               feet to one inch)


                      ILLUSTRATIONS AND FIGURES (Continued)

Figure 1 . . . . . . . . . . . Index map of the State of Utah
                               showing the Main and East
                               Tintic districts.

Figure 2 . . . . . . . . . . . Figure showing production for the Paleozoic formations of the
                               Main and East Tintic districts.

Figure 3 . . . . . . . . . . . Figure showing composite
                               section of igneous rocks,
                               Jenny Lind area, Utah


                            JENNY LIND PROJECT, UTAH



                             SUMMARY AND CONCLUSIONS

Basis for Project

     Mr. R. C. Gebhardt of the E. J. Longyear Company conceived the idea that a concealed major ore center exists in the Jenny Lind tract, comparable in magnitude to the center in the Eureka Gulch area which has produced ore having a gross vale of $125,000,000.

     After obtaining a unit lease agreement with the owners and undertaking a limited amount of geological and geophysical work, the E. J. Longyear Company approached Bear Creek with the view of our taking the Project over from them.

This was done in June 1955, with a commitment on our part, as set forth in the

Leases and Unit Agreement, to fulfill the work requirements until December 31,

1956. On that date we had to make the decision whether to continue or to terminate our participation. Should we continue, we would be obligated to pay the E. J. Longyear Company $60,000

for their expenses on the Project.

Statement of Problem

     The problem confronting us when we took over the Project was a thorough appraisal of the Jenny Lind tract using all methods at our disposal. As a large proportion of the tract is covered by volcanic rocks, it is probable that any ore center would be concealed. We also had to become acquainted with the ore habits of the district so we could apply this knowledge in our exploration.

Work Accomplished

     The personnel of the Rocky Mountain District office undertook

                                                                               2

intensive geological and geochemical studies of the Jenny Lind tract during

1955. The Company also contracted for drilling in 1955 and 1956.

     The geological studies included mapping of sedimentary and volcanic rocks and hydrothermal alteration types in, and adjacent to, the Jenny Lind tract. A thorough compilation of subsurface data was made for the Eureka Gulch area.

Numerous special studies were initiated, the more important of which were studies of the characteristics of productive and nonproductive jasperoids, the identification and genesis of hydrothermal alteration types, and the distribution of precious and base metals in the Main and East Tintic districts.

     An intensive geochemical survey was conducted in the jenny Lind area with special attention being given to sampling fault zones, areas of alteration, and jasperoids. Rock, soil, "Tractair" and drill core samples were taken in connection with this work.

     Geophysical studies included an airborne magnetic survey and drill holes electromagnetic surveys.

     Physical exploration included an attempted reopening of the North Beck shaft and the examination of numerous accessible adits and prospects. Bulldozer trenching was used to obtain additional surface information, and a "Tractair",

wit a sinker drill attachment, was used to obtain bedrock samples for geochemical work. The most important part of the physical exploration was the diamond drilling program to test four selected areas for subsurface structural information and mineralization.

Conclusions

     Although some of the conclusions presented below do not bear directly on the Jenny Lind Project, they may be of some interesting to those working



                                                                               3

in the district and to those engaged in more general mineral exploration work.

     1.   We conclude from our surface and subsurface work that a major ore center does not exist at an economic depth in the Jenny Lind tract. Relatively small orebodies might be found, but the effort and expense required to find them would be out of all proportion to the expected profits.

     2.   Thorough geochemical sampling of fault zones, areas of alteration,

patches of iron staining, dumps, accessible underground workings and drill core gave no significant lead, zinc or copper anomalies. The lack of base metals in the most obvious channelways for hydrothermal fluids is the most direct evidence that a major ore center does not exist at an economic depth.

     3.   Alteration of sediments and volcanic in this area is undoubtedly of hydrothermal origin and of the same age as that in the East and Main Tintic districts.

     A relation exists between alteration of the sediments and the distribution of volcanic rocks. Jasperoidized sedimentary rocks are found immediately below the volcanic series, suggesting impounding of upward-migrating, silica-rich hydrothermal fluids.

     From petrographic study it is tentatively concluded that productive jasperoids from the Main Tintic district can be distinguished from nonproductive jasperoids from the Jenny Lind tract by their relict microbrecciation, clay mineral content, lack of finely dispersed iron and manganese oxides and by consistently anomalous amounts of lead, zinc and copper.

     Unlike the East Tintic district, alteration here show no relation







                                                                               4

to ore. The writer concludes, therefore, that the Jenny Lind area underwent only the early stages of alteration and did not benefit from a final introduction of ore.

     4. The sediments under volcanic cover are complexly faulted. At the least four major breaks having no expression at the surface in the volcanics can be projected under this cover in the vicinity of Packard Peak.

     We believe some of the thrusting is postvolcanic in age, an idea not commonly appreciated in the district.

     5. Diamond drilling disclosed no mineralization within the limits of the tract, but did contribute information on subsurface structures and prevolcanic topography.

     6. Geological and geophysical work indicate that the volcanics of Packard

Peak are extrusive and not intrusive as some early writers have suggested.

     7. A broad zonal arrangement of metals is suggested in the Main Tintic district with dominantly copper-gold ores giving way northward to silver-lead ores and finally to lead-zinc ores. The exact interpretation of this zoning is made difficult by the differences in mineralogy between fissure ore and bedding ore, and by the differences in mineralogy between ores of the vertical chimneys and the horizontal runs in the same locality.

     8. The writer believes that the transition from fissure ore to bedding replacement ore is due to country rock environment. Fissure ore occurs in quartzite basement rocks and in substantial masses of intrusive and extrusive rock but is unimportant in thick sections of carbonate rocks.











                                                                               5

Recommendations

     In conformity with the above conclusions it is recommended that the Jenny

Lind Project be abandoned by Bear Creek as of December 31, 1956.









































                                    FIGURE I











































   Index Map of the State of Utah showing the Main and East Tintic districts.



                                                                               6

                                  INTRODUCTION

     The purpose of this report is to assemble and evaluate all date connected with the Jenny Lind Project and to make a recommendation either to continue or discontinue the Project.

     Numerous publications and reports are available which describe in detail the geology of the Tintic mining districts; the more important of these are listed in the Bibliography. The general geology will be described only briefly here; it will be assumed that a reader not familiar with the district will refer to the published information.

     Although the Main Tintic district and East Tintic district are close to each other, the geologic environments and the character of the ore deposits in each are substantially different. This report deals only with the Main Tintic district. For information concerning Bear Creek's work in the East Tintic district, reference should be made to the report on the East Tintic Project by

Gilbert and Cook.

     The Main Tintic district is located in Juab and Utah counties, about 80 miles south of Salt Lake City, Utah (see Index Map, Figure 1). The district covers a portion of the East Tintic Mountains, a southern continuation of the

Oquirrh Range which is one of the easternmost ranges of the Basin and Range province. Elevations range from 6,500 to 8,000 feet and the relief is moderately rugged. The climate is arid and there are no permanent streams in that area.

Field work is prevented by cold weather and snow cover during the winter months,

but outside work usually can be started early in April and continued until

November. The nearest suitable accommodations are at motels in Santaquin or

Payson, 20 and 26 miles respectively to the northeast of Eureka on U. S. Highway

50.



                                                                               7

                                ACKNOWLEDGEMENTS

     This report has been written with the benefit of many sources of information besides our own work.. The most important of these sources have been the United States Geological Survey, the Chief Consolidated Mining Company, and

the E. J. Longyear Company. We especially acknowledge the help given us by Hal

Morris, resident geologist in Eureka for the United States Geological Survey and

his former assistant, Allan Disbrow. Mr. Morris has an inexhaustible fund of information concerning the Tintic districts, He aided us substantially in becoming acquainted with the stratigraphic section and ore habits of the district. IN addition, we wish to thank Cecil Fitch, Jr., and Max Evans of the

Chief Consolidated Mining Company for their cooperation and for allowing us access to the great number of underground maps of the district possessed by their Company. We also thank R. C. Gebhardt for the discussions he had with us concerning our progress.

     During the summer of 1955 the entire staff of the Rocky Mountain District was engaged on the Jenny Lind Project. Ray Gilbert undertook the compilation of subsurface data and also supervised the geochemical work. William Shepard was responsible for the regional and detailed mapping of the sedimentary rocks.

Joseph Wargo, a temporary summer employee, mapped the volcanic rocks. Andrew

Cunningham helped in the underground map compilations, made special petrographic studies and logged much of the core. The writer was assigned to co-ordinate the work and among other miscellaneous duties, planned the drill hole program,

helped in mapping the sedimentary rock sand prepared a metal distribution map.

Other members of the Rocky mountain

staff who made lesser, but nevertheless important contributions, include: Glenn

Thomas, Felix Mutschler,

                                                                               8

Ramasami Natarajan, James Anderson, William Parry and Frank Howd. These men,

with the exception of Glen Thomas and Frank Howd, were all summer employees.

     We acknowledge the help of the Kennecott Research Center, especially

William Phillips, former petrographer for that organization. We also acknowledge the assistance of the Geophysics Division and, in particular, James Bingel who undertook the electromagnetic drill hole logging, and Thomas Anderson who planned the aeromagnetic survey.

     People who contributed to the Project by visits or by oral and written communications include:

     Robert Atkindson                   Ralph Holmer
     James Boyd                         George Rogers
     Harry Burgess                      Richard Hunt (USSR & M Co)
     Stanley Jerome                     Chauncy Thornberg (USSR & M Co)
     Herb Hawkes (consultant)           Thomas Lovering (U.S.G.S.)


     William Burgin was District Geologist for the Rocky Mountain District at

the time most of the work was going on and had the responsibility for the overall program. After his death in October 1955, Ray Gilbert took his place and was responsible for the continuation of the Project to the present time.

     Jean Thorson has been responsible for the secretarial work. William

Shepard, Joseph Wargo and the writer have drawn up most of the maps, and Harry

Pitts has drafted all the final copies. The writer wishes to thank William

Shepard and Stanley Jerome for their suggestions and for their help in proofreading the manuscript.







                                                                               9

                 A BRIEF REVIEW OF THE GEOLOGY, ORE DEPOSITS AND

                     PRODUCTION OF THE MAIN TINTIC DISTRICT

Regional and Local Geology

     The Main Tintic district is located in the west and central portions of the

Tintic Mountains (which includes the East Tintic and Boulter Mountains), a north

-trending range representing one of the easternmost rages of the Basin and Range province. The Tintic Mountains are structurally similar to the Oquirrh Range and represent its southern continuation. The Bingham mining district is situated approximately in the center of the Oquirrh Range, 40 miles due north of the Main

Tintic district.

     The stratigraphy of the Oquirrh Range and the Tintic Mountains is dominated by two geosynclinal groups of sedimentary rocks: first, a pre-Cambrian and

Cambrian sequence of thick quartzites (Tintic quartzite, 3,000 feet thick),

overlain by thick Cambrian limestones and dolomites; and second, a Mississippian sequence of limestones and shales followed by a very thick Pennsylvanian sequence of interbedded quartzites and limestones (Oquirrh formations, 15,000-

30,000 feet thick). In the area of the Tintic Mountains over 7,000 feet of predominately carbonate rocks overlie the Lower Cambrian Tintic quartzites,

locally regarded as basement rock. The very thick Pennsylvanian section has been completely eroded in this locality so that the youngest consolidated sedimentary unit is the Humbug formation of Mississippian age.

     In a broad sense the structure of the southern part of the Oquirrh Range and of the Tintic Mountains is relatively simple and consists of broad north-

trending folds which are very continuous and usually have a persistent gentle plunge to the north. This broad folding, believe to be of late Cretaceous age

(early Laramide), is modified in the Tintic Mountains

                                                                              10

by complex faulting. The most prominent set of faults strikes northeast, and these faults, with a large strike slip displacement, have resulted in a shortening of the range in a north-south direction, indicating that compressive forces acted either from the north or from the south. This is in contradiction to the generally accepted belief that compressive forces were directly only from the west throughout the Laramide.

     The major structural element in the main Tintic district is a broad, north-

trending, asymmetric syncline plunging gently o the north with its axial place dipping to the west at about 55 degrees. The East Tintic district, located three miles to the east of the Main Tintic district, is situated on a complimentary anticlinical structure knows as the East Tintic anticline. Both the Tintic syncline and the East Tintic anticline are modified by faulting, particularly the northeast faults referred to above. Other important types of faults (see

Plate 1) include northwest-trending strike slip faults; east-trending normal faults; and north-trending bedding plane, normal, and thrust faults. Large scale thrusting is especially important in the East Tintic district and would probably be more noticeable in the Main Tintic district if the base of the carbonate section in the syncline were exposed.

     The folding and the major part of the faulting are believed to have evolved in late Cretaceous time. During Eocene time, rhyolitic, latitic, and andesitic lavas were extruded upon a surface having considerable relief. These flows probably covered most of the Tintic Mountains; one of the volcanic centers is believed to have existed northeast of the Main Tintic district. Shortly after the flows were laid down, igneous rocks of monzonitic and quartz monzonitic composition intruded the sediments and lavas. The largest of these intrusives is the Silver City stock,



                                                                              11

cropping out over an area of about two square miles at the south end of the Main

Tintic district. A group of much smaller stocks extents north-eastward from the

Silver City stock into the East Tintic district (see Plate 1). During and after the emplacement of the intrusives, there was considerable hydrothermal activity culminating in the deposition of ore minerals. During this hydrothermal stage it is believed that gaseous fluids were responsible for intrusion of the pebble dikes which especially characterize the East Tintic district. Locally,

postvolcanic faulting, believed to be of the Basin and Range type, has occurred.

These faults are knows to bound the Tintic Mountains on the west and possibly also on the east. The present attitude of the flows gives some evidence in the

East Tintic district for a tilting of the mountain block to the east.

Ore Deposits

     The great bulk of the ore in the Main Tintic district has been mined from limestone replacement deposits within the Tintic syncline. The remainder of the production has been derived from northeast fissure veins in, and adjacent to,

the Silvery City monzonite.

     The earliest production came from outcroppings of the fissure veins; later,

outcroppings of the limestone replacement ore were discovered, and these led to the development of the famous ore runs of the Main Tintic district.

     The four principal ore runs named from west to east are the Gemini, Chief,

Godiva, and Iron Blossom. The Plutus ore run, located between the Chief and

Godiva runs, although of smaller magnitude, is of the same general type. The ore runs strike north, are parallel or subparallel to the bedding, and in general have a gentle plunge to the north similar to that of the synclinal axis.



                                                                              12

     A transition from fissure vein ore to bedding replacement ore can be discerned in the vicinity of the Sioux-Ajax fault. As noted previously, the fissure veins in the south end of the district have a northeast strike and are characterized by copper, gold and solver ores. In contrast, the bedding replacement ores, all occurring at the north end of the district, have a general northerly strike and are characterized by lead, silver and zinc.

     A possible explanation for these changes is the country rock environment for mineralization. The fissure ore appears to be the dominant type in the basement rocks (Tintic quartzite) and also in the large intrusives and extrusives. Where a thick carbonate section is present, as north of the Sioux-

Ajax fault, the ore is bedding replacement type and is controlled by bedding structures in the sediments. This control results in the northerly strike of the ore runs. The reason for the change in mineralogy of the ores is harder to explain, but may result from the difference in reactivity between the quartzite and monzonite, and the carbonate host rocks.

     The ore runs are surprising continuous in their strike, persisting for distances of from 8,000 to 9,500 feet. Only the Chief ore run has been mined below the water table, though recently this operation was discontinued. The failure to explore the Chief run down dip and to follow the Gemini ore run beneath the water table was purely the result of adverse economic factors rather than exhaustion of ore. In terms of our present knowledge of the ore habits of the district, we have reason to believe that the Gemini and Chief ore runs continue to the north, and to believe that the Godiva and Iron Blossom ore runs also continue in a northerly direction.







                                    FIGURE II









































   Figure showing production from the Paleozoic formation in the Main and East

                             Tintic districts, Utah.





                                                                              13

     In many cases the ore runs show considerable modification of northeast faulting and, to a lesser extent, by northwest faulting. At intersections with faults the runs often enlarge in plan and section and form vertical chimneys or very rich horizontal concentrations of ore. It is safe to state that the major profits of the mines have been derived from such areas. Such ore pipes as the

Granite pipe of the Chief Consolidated mine, the Billings pipe of the Gemini mine, the California and Virginia pipes of the Centennial Eureka mine and the

Mammoth pipe of the Mammoth mine have accounted for the bulk of the profits from these properties.

     The persistence of the ore runs across faults and along different stratigraphic units is among their most striking features; this persistence deserves special attention when considering exploration in the Main Tintic district. Because of the distribution of the ore runs in the syncline, and also because of the extensive faulting, ore is found through a stratigraphic range of

6,000 feet in a great number of sedimentary formation, ranging from Cambrian to

Mississippian in age (see Figure 2). It is thus apparent that an exploration program based on favorable stratigraphic units alone would be of little use in this district.

     The habits of each ore run differ and for this reason a brief description will be given of each. More attention will be directed to the Gemini and Chief ore runs because of their possible continuation into Jenny Ling ground.

     Gemini Ore Run. This ore run (Plate 13) extends from the Grand Central mine to the Gemini mine, a total distance of 8,000 feet. Production is estimated to exceed $82,500,000, half of which has come from the Centennial Eureka mine. An examination of Plate 6 shows the



                                                                              14

pronounced zoning from copper to lead following the run from south to north.

     At the south end of the run the ore occurs chiefly in the Ajax formation and is localized by the intersection of favorable beds and northerly and northeasterly trending fissures. Near the Grand Central mine the ore run is horizontal, but in the vicinity of the Centennial fault the run changes its character, and the principal orebodies occur as steeply inclined chimneys. These chimneys account for the bulk of the production from the Centennial Eureka mind and are located where the run intersects a series of south dipping, east-

striking cross-breaks. North of the Centennial Eureka mine, through the Eureka

Hill mine, the ore run is composed of a series of separate lenticular ore shoots lying along steep bedding places in the Ajax formation. At the beck fault, the run forms another irregular vertical chimney of ore, and passes from the Ajax formation south of the fault, to the Bluebell formation north of the fault without changing elevation. The change in lithology does not appear to affect the character of the ore in any respect. The Gemini mine is located on the most northerly part of the present know limits of the run, and the ore shoots are similar to those in the Eureka Hill and Bullion Beck mines being characterized by the great irregularity and discontinuity. However, the ore zone itself is well-defined through these miens, is parallel to the bedding and plunges gently to the north. From the outcrop of a part of the ore run a short distance south of the Eureka Hill shaft to the lowest point of known ore in the Gemini mine is a vertical distance of 2,400 feet. The available information suggests that only economic factors (e. g., mining below the water table) prevented the development of the ore farther to the north. The northern extension of this run and its probably intersection





                                                                              15

with the Paxman fault constitutes an important exploration possibility that will be discussed later in this report.

     Except for a minor amount of leasing in the Bullion Beck mine, very little exploration or mining activity is being carried out along this run (1956).

     Chief Ore Run. This run (Plate 14) extends from the mammoth mine to the

Chief Consolidated mine, a total distance of 9,500 feet. Production is estimated in excess of $130,000,000 over half of which has come from the Chief

Consolidated mine. It is interesting to note that at prices prevailing in 1955 this production would be valued at approximately $234,000,000. From south to north the run shows a zoning of copper-gold-lead-silver, to lead-silver and finally to lead-silver-zinc (see Plate 6).

     The Chief ore run begins to the south in the impressive Mammoth ore pipe, a nearly vertical chimney 2,400 feet in vertical extent, containing shoots of copper, gold, lead, and silver ores. Mining of this pipe was stopped at the water table, but it is reported that mineralization continues below this level.

Unfortunately, the geology and ore controls of this great ore chimney have not been worked out in detail, but it is probable that the intersection of mineralized north-northeasterly-trending fissures and the eastward striking

Sioux-Ajax fault ozone is to a large extent responsible for the localization of this ore chimney and the associated brecciation.

     From the area of the Mammoth pipe and the Mammoth fault, the ore run plunges steeply northward along favorable beds to the Grand Central mine where the run flattens out and is localized in the steeply eastward sipping beds of the Bluebell formation. Proceeding north again along the ore run, the ore shoots become increasingly complex through the Eagle and Bluebell.



                                                                              16

mines and into the Chief Consolidated mine. The most striking feature of this part of the run is the modification and enlargement of the ore in plan and section at its intersection with numerous cross-faults, especially those with a northeasterly trend. Within the boundary of the Chief Consolidated mine the ore run continues persistently northward until it reaches the Beck fault where it expands and follows this fault to the northeast for 2,000 feet. At this point it turns and again follows a northerly direction. Thus far, the run has been followed about 600 feet north of the Beck fault where mining was discontinued

because of high pumping costs and lack of development work.

     In section, the northern half of the Chief ore run has an overall northward plunge of about 21 degrees, roughly parallel to the plunge of the Tintic syncline. At the intersection of the run with cross-faults (for example the 1050 fault, the Centennial fault and the Intermediate fault) highly inclined ore chimneys are developed along the run. At its most northerly extension the run has been mined to the 2800 level, and was partially developed on the 2900 level when operations were suspended in 1955 because of the economic factors mentioned above.

     Within the Chief Consolidated mine there has been a pronounced decrease in silver and an increase in the zinc content of the ores in depth. However, the ore mined below the water table (below the 1800 level) has show little variation in metal content. Most of the ore above the water table is oxidized to some extent and this may explain the high silver content in the upper part of the mine.

     The persistence of the run and the last development work on its northerly extension indicate that the ore will probably continue its downward plunge in the Bluebell formation. The northern continuation of



                                                                              17

of this run, and especially its possible intersection with the Paxman and Dead

Horse faults, is an exploration possibility that will be considered later.

     At present (October 1956) the Chief Consolidated mine is producing about

5,000 tons of ore a month from the upper levels of the mine, principally from the 800 and 1000 levels. This production is from the general area of the developed ore run and represents undiscovered ore bodies within this zone. No other work is being undertaken on the run, but various companies have show an interest in exploration possibilities in the mammoth mine. So far the owners'

terms have been unacceptable.

     Godiva Ore Run. This ore runs extends from the Sioux-Ajax fault to the

Godiva mine, a total distance of slightly over 8,000 feet. Production figures from this run are very scanty, but they value of ores produced is estimated to exceed $16,000,000.

     This ore run has its beginning in the extension of a well-defined system of northeasterly-trending mineralized fissures. The most important of these is the

Carisa-North Star system which extends from the Silver City stock to the Sioux-

Ajax fault. Near this fault the mineralization in the fissures dies out, but north-trending bedding replacement ore bodies, which constitute the Godiva ore run, are aligned with the fissures. The character of the mineralization is different in these two types of ore bodes. The typical fissure ore has a high content of copper, gold and frequently zinc. From the Sioux-Ajax fault the ore run extends almost due north, is generally horizontal and follows a coarse-

grained limestone bed in the Deseret formation. The Desert limestone along this run is on the west limb of the Tintic syncline near the synclinal axis and dips







                                                                              18

between 30 and 60 degrees to the east. Unlike the Gemini and Chief runs, the

Godiva is confined to a small vertical interval, generally between 7,000 and

7,300 feet in elevation. Although the run never crops out, it comes within 60 feet of the surface in one place (Low grade jasperoid does crop out in the

Little Spy and Humbug mines). North of the Godiva mine the run plunges to the north, and Kildale reports that the ore becomes more siliceous and increases in zinc.

     Little mining or exploration work is being done on any part of the Godiva ore run; however, a small amount of leasing is going on in the Spy, Salvador and

Mountain View mines.

     Iron Blossom Ore Run. This ore run extends from the Iron Blossom No. 3 mine to the Beck Tunnel No. 2 shaft, a total distance of approximately 5,200 feet;

however, if the fissure veins of the Iron Blossom No. 1, Governor, White Dragon,

and Black Dragon are included, a total length of 10,5000 feet is obtained.

Production from the run is estimated tin excess of $32,000,000. Because of the ease of mining and the high silver values, profits were unusually high, probably in the order of $11,500,000 to $12,000,000.

     This ore run is similar to the Godiva, and like it is the northern extension of a well-defined system of mineralized fissures. These fissures upon reaching the Sioux-Ajax fault die out and are aligned with north-trending replacement ore bodes. North of the Sioux-Ajax fault the ore run can be traced for 5,200 feet and at its northern end turns north-westerly and joins the

Godiva. The Iron Blossom ore in the Deseret formation lies approximately along the axis of the Tintic syncline. The run is unique in that it consists of a horizontal pipe of ore 5,000 feet in length with a width of 20 to 170 feet and a height of 20 to 60 feet. Near



                                                                              19



the Sioux-Ajax fault the ore controls for this run appear to be the inter-

section of steep fissuring with a flat, coarse-grained limestone bed along the axis of the syncline.  In the northern part of the Beck Tunnel property the horizontal ore swings northwesterly out of the synclinal axis.  The run then joins the Godiva south of the May Day mine and individual ore shoots become more irregular and less continuous.

     There is a moderate amount of leasing activity on the ore run in the Iron

Blossom No. 1, Iron Blossom No. 3, and Colorado No. 1 mines (October 1956).  In the main, however, the mining appears to be a scavenging operation.

     Mineralogical Characteristics of the Ore.  The principal metals of the fissure ores are copper, silver and gold, with minor amounts of lead and zinc.

The most important primary minerals of the fissure ores are enargite, the silver sulfides and galena.  Minor amounts of sphalerite, chalcopyrite, arsenopyrite and tetrahedrite also are present.  The gangue minerals most commonly are pyrite, quartz, calcite and barite.  The monzonite and volcanic wall rocks are highly altered adjacent to mineralized fissures by pyritization, silicification and sericitization, sometimes for a considerable distance from the veins.

     The principal metals of the bedding replacement ores are silver and lead with lesser amounts of gold, copper and zinc.  In some mines, such as the

Centennial Eureka and the Mammoth, copper and gold account for the major part of the production.  The more important primary minerals of the bedding replacement ores are galena, sphalerite, argentite, enargite and tetrahedrite.

     Because of the deep oxidation in the district secondary minerals are very important in both fissure and bedding replacement ores.  In the Main

                                                                              20

district the water table now lies from 1,500 to 2,000 feet below the surface.

The larger orebodies are seldom completely oxidized and some sulfides are often found high above the water table, especially where they have been protected from oxidation by fault gouge or shales. The more common oxidized ore minerals include malachite, azurite, chyscholla, covellite, anlesite, cerussite,

smithsonite, calamine, hydrozincite, cerargyrite, native silver and plumbojarosite as well as a host of rarer minerals. Noncommercial minerals associated with the oxidized ores include kaolin, alunite, gypsum, limonite, and the manganese oxides.

     According to Kildale, a vertical mineral zoning is present in the district,

as follows:

                                                                         Surface

     Carbonates
     Galena-argentite
     Galena
     Sphalerite-galena
     Barite-enargite
     Quartz-pyrite

It is very difficult to confirm this observation from the available data; it is the writer's belief that this arrangement is a gross oversimplification.

However, the following facts do seem well established.

     1.   Copper-barite-gold is a characteristic assemblage of the fissure vein type of mineralization even where bedding replacement ores are in juxtaposition.

     2.   Lead-silver-zinc is a characteristic assemblage of the bedding replacement ores. Zinc increases in both the Chief and Godiva ore runs where they plunge steeply at their most northerly extensions.

     3.   The chimneys of pipes associated with the ore runs are higher in


                                                                              21

     lead, zinc and silver than the average from the run and contain considerably more gold and copper. In many of the chimneys, however, gold-

     copper and lead-silver ore shoots have been found side by side, and in the

     Mammoth pipe rich copper orebodies were found to overlie those rich in lead and silver.

     4.   An examination of Plate 6 shows a definite increase in copper at the south end of the both the Gemini and Chief runs (see copperlead rations on Plate 6). However, this apparent horizontal zoning might be due to the chimneys at the southern end of these runs.

     Many of the above relationships are better explained by paragenesis and host rock environment than by temperature zoning. The field for speculation is wide open, but the simplified picture presented by Kildale does not seem to be supported by the facts.

     Physical Features of the Ores. Since the fissure ores are adequately described in U.S.G.S. Professional Paper 107, the following remarks refer only to the bedding replacement ores.

          The ore runs of the Main Tintic district are, in general, mineralized zones-one dimension being very long and the other two being short. These zones commonly contain individual orebodies or ore shoots, sometimes side by side and sometimes vertically above one another. These shoots may be interconnected, as in the Godiva and Iron Blossom runs, or they may be isolated as in parts of the

Chief and Gemini runs. Although the general strike and plunge of the ore run can be predicted with some degree of certainty, much development and exploratory work is necessary to



                                                                              22

find the ore shorts within runs. This explains the repeated attempts of the mining companies and leasers to explore for ore shoots that might have been missed when the run was being mined; the Chief Consolidated mine is at present conducting such an operation on rather a large scale.

     The ore shoots are usually cased with jasperoid ranging for a few feet to several tens of feet thick, and the jasperoid itself is often weakly mineralized with silver and lead and less frequently with gold. According to Max Evans,

geologist for the Chief Consolidated Mining Company, there is a decrease in the amount of jasperoid associated with the ore in depth in the Chief Consolidated mine. Much of the jasperoid has been mined in the past as low grade siliceous ore or smelting flux. The siliceous casing, however, acts as a good support in the stopes and its removal often produces roof problems.

     The jasperoid is frequently surrounded by sanded dolomite, sometimes referred to as "chocolate rock". This material is believed to have formed from leaching of hydrothermally dolomitized rock and addition of iron to it.

     The sulfide ore tends to be vuggy and encrusted. The oxidized ore is especially porous and has an overall density lower than that of the country rock.

     Ore Controls for the Bedding Replacement Ore. The question of ore controls,

as would be expected in a district of this type, has been a matter of debate since ore was first discovered here. In a highly reactive carbonate host rock,

many subtle factors are responsible for the deposition of ore and it may be difficult to "pin point" all of the ore controls. In the broad view, the ore runs are closely related to the regional structure of the Tintic syncline. The runs tend to follow the strike of the bedding and, in general, the plunge of the syncline. The

                                                                              23

ore is generally restricted to a number of more favorable carbonate beds such as the Ajax, Pinon Peak, Bluebell and Deseret formations (see Figure 2). Faulting is also very important, being emphasized in the north ends of the Chief and

Gemini runs where vertical and horizontal enlargements and enrichments take place at the intersection of the runs with numerous strong cross-breaks.

Similarly, the formation of the ore chimneys or pipes is best explained by the presence of strong faults breaking across the runs. The intersections of favorable beds by mineralized fissures has long been recognized in the southern end of the ore runs as an important ore control. It has been well-demonstrated that it is not the ability of the ore fluids to pick out the areas of mass rock preparation that has led to the formation of ore, because many such areas adjacent to ore runs are not mineralized. For example, if all the structurally prepared ground in the Eureka Gulch area were mineralized, the extend of the mineralization would probably be ten times that currently known.

     The reason fro the change from fissure ore is replacement ore in the vicinity of the Sioux-Ajax fault is obscure; as mentioned previously, the writer relates this change to country rock environment. South of the Sioux-Ajax fault the carbonate section is relatively thing and contact metamorphosed as a result of the intrusion of the Silver City stock and its satellites. The mineralization in this area occurs as veins probably related to fissuring in the basement rock.

East of the Main district, where fissures again become important, the carbonate section has been eroded from the top of the East Tintic anticline. Thus, where igneous rocks or quartzite predominate, fissures appear to be the controlling channelways, but if carbonate rocks predominate, such as north of the Sioux-Ajax fault, bedding structures appear to take over as the major ore controls. Here,



                                                                              24

an abundance of reactive rock was present and the ore solutions encountering this rock have formed the ore runs of the Main Tintic district.

     For the purpose of exploration the importance of mineralized fissures,

large cross-breaking structures and favorable stratigraphic units must be emphasized. In the Jenny Lind area, where mineralized fissures are not known,

projecting the ore runs to the north is probably the best guide to ore. Where structures, such as the Paxman and Dead Horse faults, cross the northern projection of the runs the best sites for prospecting are found.

     Origin of the Ores. As with the problem of ore controls this has been a matter of debate fro many years. The three major hypotheses for origin of the ores are presented briefly without any discussion by the writer.

     1.   The ore fluids originated in the Silver City stock as products of differentiation. Lindgren and Loughlin appear to be the chief proponent of this hypothesis and they justify it by the spatial and temperature relationships of the ore to the intrusive stock.

2.   The ore fluids originated to the north, probably in the vicinity of Packard

Peak. This might explain the increase in zinc over lead at the northern end of the Godiva and Chief ore runs. The main argument in favor of this hypothesis is the overall plunge of the ore runs to the north. The work thus far undertaken on quartz overgrowths indicates that the fluids depositing the silica moved up dip and south, having originated in the northern part of the area.

3.   The ore originated from multiple centers within the district.


                                                                             25

     This theory is supported by Billingsley and Kildale and, at present, is the most popular hypothesis with the geologists working in the district. The discovery of apparently isolated orebodies not related to ore runs in the

     East Tintic district led to the development of this view and lends support to it. Kildale envisages at least ten, and probably twelve, centers of mineralization, while Billingsley indicates seven main foci. A complete discussion of this hypothesis is given in both Kildale's thesis and in

     Billingsley's paper written for the 16th International Geological Congress meeting.

 Production. Data obtained from the United States Bureau of Mines and U.S.G.S.

Professional Paper 107 indicates a total gross production for the main Tintic district of about $275,000,000. The data are admittedly incomplete and this figure should probably be revised upwards. At today's metal prices this figure would be doubled. Total production from the East Tintic district is estimated at about $110,000,000.

     The following percentages are computed from the total gross metal values of the district: silver accounts for 42.5 percent, lead for 27.5 percent, gold for

15.5 percent, copper for 10.0 percent and zinc 2.0 present. However, if the smelter schedules for 1955 are used to compute the net smelter return from this production, the following relative importance of the metals is obtained: silver accounts for 55.0 percent of the total value, lead for 18.0 percent, gold for

20.0 percent, copper for 5.0 percent and zinc for 2.0 percent. It is thus evident that silver and gold substantially increase in importance when the net smelter returns are considered rather than gross metal values.







                                                                              26

          PREVIOUS EXPLORATION OF PROJECTS IN THE MAIN TINTIC DISTRICT

     A   brief  description  of  each  of  the  principal  exploration  projects undertaken  in the past for concealed orebodies in the main Tintic district  can be found in Appendix III.

      Summarizing the results of seven projects started, tow were successes  and five were failures. Of the five failures, only two projects can be considered to have  been completed. Lack of adequate financing appears to be the major  factor in  noncompletion of these projects. Both successful projects were started early in  the  camp's history (1880 and 1910), while most of the unsuccessful projects were carried out quite recently (1940 to 1952).

      On  the  long  term  basis it can be concluded that exploration  has  been satisfactory;  the  two successful ventures resulted in the production  of  ores having  a gross value of $107,000,000 and net profits of $22,500,000. The  total cost  of  the  seven  exploration projects is difficult  to  determine,  but  is probably in the range of $1,500,000 to $2,000,000.

      It  is a striking fact that except for Jenny Lind there has been no recent exploration  work  on the extension of the major ore runs. The  E.  J.  Longyear

Company  in  their  Mintintic IV Project, came the closest to  undertaking  such exploration, but failed to drill deep enough to intersect the Chief ore run (see

Drill Hole 1A, Plate 14).













                                                                              27

                HISTORICAL BACKGROUND FOR THE JENNY LIND PROJECT

     Near the close of 1954, the E. J. Longyear Company presented their Jenny

Lind Project to us for consideration. It was subsequently submitted to the New

York office and approval to take it over as granted in the spring of 1955. We were thus involved in detailed project work in a small portion of the Main

Tintic district before we had the opportunity to estimate the potential of other portions of the district. This was out of sequence with our overall exploration program but it was necessary to act in order to take advantage of the Leases and

Unit Agreement. It is now the writer's opinion that we should have stayed with our long range objectives instead of doing this detailed project work, but the advantages of the land unitization seemed at tat time to outweigh our continuing our reconnaissance studies.

The Work of the E. J. Longyear Company on the Jenny Lind Project

     The E. J. Longyear Company has outlined numerous exploration targets within the Tintic districts, and fairly large exploration programs have been carried out on three of these. The three exploration ventures, all within the last fifteen years, were located at the northern extension of the Chief ore run, in the Silver City area at the southwestern extension of the Silver City stock, and in the Homansville Canyon area between the Canyon and Homansville faults. The

Silvery City venture was a joint operation of Calumet and Hecla, Kennecott, and the E. J. Longyear Company. The Homansville Canyon venture was joint operation between the Goldfield American Development Company and the E. J. Longyear

Company. None of these Projects resulted in the discovery of any ore; although they wren based on sound principles, sufficient funds were lacking to carry them



                                                                              28


through to logical conclusions.

     Mr. R. C. Gebhardt of the E. J. Longyear Company has been and still is, the

"prime mover" in the Jenny Lind Project. It was he who developed the idea,

obtained the Leases and Unit Agreement with the owners and carried out most of the geological studies for Longyear. As closely as can be determined, Mr.

Gebhardt first went to work on the Project late in 1949 or early in 1950.

     A Leases and Unit Agreement between the owners and the Long year Company was negotiated and signed in March 1952. This was a remarkable accomplishment in that thirteen owners were involved, ranging from individuals to large corporations. Although this type of agreement is fairly common in the petroleum industry, it is rather unique in producing mining districts of the western

United States. In brief, the Leases and Unit Agreement provides for the owners to receive 32 percent of the net smelter returns after deducting mining costs and preproduction expenditures. This amount is to be distributed to the owners according to the percentage of their land holdings in the unit tract. However,

before all preproduction expenditures are recovered by Longyear, royalties are to be paid to the owners at the rate of 15 percent of net smelter returns after deducting mining costs. Longyear, on its part, beginning March 16, 1954, had to perform 975 manshifts of work per year on the tract. Commencing March 16,1956,

this was increased to 1,500 manshifts per year and after March 16, 1960, this would be increased again to 1,800 manshifts per year for the life of the

Project.

     In the summer of 1952, following the signing of the Leases and Unit

Agreement, the Longyear Company was very active in the Jenny Lind tract. Survey control was established, claim corners were located and surveyed,











                                                                              29



and approximately 20 percent of the tract was geologically .-napped on a scale of 800 feet to the inch. Following this work, Mr. Gebhardt wrote a summary report on the work accomplished; he included recommendations for geologic work for 1953 at an estimated cost of $67,500. The recommended work was not carried out in 1953, probably as a result of insufficient exploration funds, but, a thorough ground magnetic survey of the Packard Peak area was undertaken. It is understood that Goldfield American Development Company was interested in taking over at this time. During 1954 no geologic work was undertaken and the work requirements were fulfilled by road building and the construction of drill sites.

     Bear Creek Mining Company signed an agreement with the E. J. Longyear

Company in June 1955 and took over the Project. This agreement had two main provisions; first, that Bear Creek would satisfy the work requirements from June

3, 1955 until December 31, 1956, and second, that during this period Bear Creek would have an option on a 90 percent interest in the Leases and Unit Agreement.

If this option were exercised before December 31, 1956, Bear Creek agreed to pay the Long year Company $60,000 for their preproduction expenses to that date.





















                                                                              30


                 ESTIMATED ORE POTENTIAL OF THE JENNY LIND TRACT


     Two questions arise in regard to exploration in an old mining camp; first,

what is the maximum amount of ore that can reasonably be expected on the basis of previous production, and second, what would this production be worth today considering present metal prices, mining costs and taxes.

     Regarding the first question, the writer's most optimistic view is that the

Jenny Lind tract could contain an amount of ore equivalent to that found thus far in the Eureka Gulch area. Included in the Eureka Gulch area are the Bullion

Beck, Gemini, Eureka Hill, Chief Consolidated, and Eagle and Bluebell mines with a total gross production of $l25,000,000. Net smelter returns on this amount are difficult to compute, but based on the net smelter returns of similar ores in the district a figure of $70,000,000 appears reasonable. Profits are even more difficult to deduce and no accurate estimate can be made by the writer but it is reasonable to assume that, with the exception of the Chief Consolidated mine at least one-third of the net smelter returns were distributed as profits. Chief

Consolidated reports a profit of $7,000,000 on net smelter returns of

$42,000,000; their low ratio of profits to production is the result of high mining costs. Using the preceding figures, a total net profit of $17,000,000 is estimated for production from the Eureka Gulch area.

     Regarding the second question, today's metal prices are more than twice those prevailing when the bulk of the ore was mined, but mining costs have increased three-fold, and taxes even more. In an effort to answer this question with regard to the East Tintic district, Ray Gilbert made a detailed study of the Tintic Standard operation (Memo from Ray E. Gilbert, September 1955;

subject: Mining the Tintic Standard Orebody at



                                                                             31.



1955 Costs). He concluded that the net profit after taxes using 1955 costs would be approximately equal to the profit realized when the ore body was actually mined (1917-1955). Applying this conclusion to the Main Tintic district, the figure of $17,000,000 net profits may be used as an estimate of the probable maximum profit from orebodies which might be discovered within the Jenny Lind tract. It might be argued that Jenny Lind could contain more ore than the Eureka

Gulch area. However, our studies indicate that the Eureka Gulch area is structurally and geologically one of the most favorable loci for ore deposition in the Main Tintic district, and that Jenny Lind is certainly not any more favorable for ore occurrence.






































                                                                             32.

                        A REVIEW OF PHYSICAL EXPLORATION

Reopening the North Beck Shaft



     This shaft is known to be at least l,600 feet deep and, as far as can be determined, was sunk to explore the Middle Ophir limestone member at depth. The work was initiated by E. J. Raddatz, the discoverer of the Tintic Standard mine,

and maps indicate that the last work in the mine was undertaken in 1924. A total of about 6,700 feet of drifting was carried out on the 600, 1200 and 1600 foot levels of the mine, almost all of it being directed to the southeast of the shaft. No mineralization is noted on the geologic maps although small masses of

"porphyry" are shown on the 1600 foot level.

     The mine is located at the southern edge of the volcanic-sedimentary contact in an area of considerable argillic, hematitic and jasperoid alteration

(see Plate 4). our objective in reopening the mine was to examine and remap the accessible underground workings and possibly diamond drill ~ or drift from the northern part of the mine.

     Originally it was planned to lower a small sinking bucket from a T-frame affixed to a large truck. Such a system had been used with success by the United

States Bureau of Mines in the Leadville district, Colorado. This idea was abandoned, however, in favor of a safer, more permanent arrangement. A small head-frame was erected by the Centennial Development Company of Eureka, and a 50

H. P. hoist was rented from the Chief Consolidated Mining Company. After a limited amount of timbering around the collar of the shaft, a descent was made only to discover a block in the shaft at 580 feet. A bulkhead was set at 570 feet and a preliminary effort made to clear the obstruction by blasting.

Unfortunately before





                                                                             33.

any  progress could be made, the State Mine Inspector arrived at the shaft  site and  shut  down the operation for safety reasons. We were informed by  the  Mine

Inspector  that if we wanted to do further work in the shaft we  would  have  to install  shaft  timbers and guides. As there is no timber of any description  in the  shaft, it would have necessitated considerable additional expense.  We  had spent  over  $15,000  on the work up to that time, an amount  three  times  that

originally   estimated  by  the  Centennial  Development   Company.   Everything

considered,  it was decided to abandon the attempt in favor of diamond  drilling from  the surface. The shaft was mapped on a scale of 50 feet to the inch  to  a depth of 580 feet prior to the removal of all the equipment.



Examination of Mines and Prospects

     It was recommended by Mr. Gebhardt that all available openings in the Jenny

Lind tract be mapped and sampled. He had four shafts in mind when making this recommendation: the North Beck, 1,600 feet deep; the Farragut, 200 feet deep;

the Bradley, 600 feet deep; and the Deprezin, 100 feet deep. We attempted to open the North Beck shaft as previously described. The possibility of opening the Farragut, Bradley and Deprezin shafts was investigated, but the safety hazards were believed too great and rehabilitation too costly. Men were lowered on ropes to a depth of 300 feet in one of the Paxman shafts; but this operation proved so hazardous that no further attempts of this type were made. Access was gained to about 25 shallow shafts and tunnels on and near the Jenny Lind tract,

and during this work the Farragut tunnel was mapped in detail. Geochemical samples taken from the majority of these openings and also from many dumps gave little encouragement.

     In summary, no evidence of mineralization was found in any of the



                                                                             34.



prospects examined, and reports of ore in the Farragut and Deprezin shafts could not be verified because of the inaccessibility of the workings.



Bulldozer Trenching

     About five weeks of bulldozer trenching was carried out during 1955 and

195h to determine geologic contacts, expose altered areas, and trace iron and manganese staining. Some new areas of manganese staining were found, but the manganese in each case was restricted to near surface occurrences. Additional areas of halloysitic and hematitic alteration were also uncovered.



"Tractair" Drilling

     A LeRoi "Tractair" equipped with a Cleveland sinker drill, dust collector,

and miscellaneous accessories was purchased at a total cost of $7,215. This equipment was to be used to obtain bedrock samples in covered areas for geochemical analysis. We had as our primary objective the geo- chemical testing of altered areas, particularly in the vicinity of the volcanic-sedimentary contact. The equipment was also used in fulfilling the assessment requirements on some of the unpatented claims in the Jenny Lind tract.

     The Cleveland drill is a hard rock percussion type, air-operated drill with a maximum drilling capacity in the Jenny Lind area of about 30 feet. As each hole was drilled, plastic casing was inserted to prevent the hole from caving.

Samples of the material being drilled could be obtained directly by catching fragments as they were blown out of the hole, or by operating the dust collector attached to the "Tractair".

The equipment worked satisfactorily but conditions were not advantageous. The holes took too long to drill, about two twenty-five foot







                                                                             35.



holes  being  the average for a day's work, and great difficulty was encountered in  penetrating moist clay beds in the alluvium. As a result the cost per sample was  much higher than anticipated, and in some areas we were unable to penetrate to bedrock.

      The  equipment was used continuously for three months with a local man  as operator  and  a  geologist directing its activities  and  taking  the  samples.

Unfortunately,  no  significant  anomalous  results  were  returned   from   the

geochemical samples obtained by this method.


Diamond Drilling
     The first phase of this work was carried out by Boyles Brothers Drilling

Company between July 1955 and January 1956 using one drilling rig working two shifts per day. The holes are listed below:

     Hole JL 1-----146 feet)_______Hatfield Canyon area
     Hole JL 2-----184 feet)

     Hole JL 3-----275 feet)
     Hole JL 4-----638 feet)
     Hole JL 5-----604 feet)----- -Upper Cole Canyon area
     Hole JL 6-----794 feet)
     Hole JL 7----1345 feet)
          Total Footage = 3,986 feet
          Average Cost per foot = $7.83
          The second phase of the diamond drilling program was carried out by

     Sprague and Henwood Drilling Company between April 1956 and August 1956.

     They used two drilling rigs working a total of three shifts per day. The holes, with depths drilled, are listed below:

     Hole JL 8---1315 feet)
     Hole JL 9-----100 feet)--------Upper Cole Canyon area
     Hole JL 9A---263 feet)

     Hole JL 15----265 feet)
     Hole JL 16----247 feet)--------Harrington Canyon area
     Hole JL 17----370 feet)


                                                                             36.

     Hole JL 18-----221 feet)
     Hole JL 19-----280 feet)-------Harrington Canyon area
     Hole JL 20-----232 feet)

          Total Footage = 4,293 feet
          Average Cost per foot = $9.12

     In the Upper Cole Canyon area the drillers sometimes experienced considerable difficulty in penetrating the volcanic-sedimentary contact because a fifteen foot porous tuff bed encountered there sanded in the holes.

     Both the drilling contract with Boyles Brothers and with Sprague and

Henwood were of the shift rate plus footage type. The figures presented above for average cost per foot exclude all road and drill site preparation. A description of the drilling results will be presented later.

Miscellaneous

     About three weeks of road construction and drill site preparation was necessary in addition to which a minor amount of snow removal and road repair work was done during the winter months.



     An office was maintained in Eureka during 1955 and a field geochemical laboratory was established in the basement of the engineering office at the

Chief Consolidated mine. Early in 1956 the office and laboratory were transferred to the Tintic Standard office building at Dividend.













                                                                             37.


                  PROJECT RESULTS (EXCLUDING DIAMOND DRILLING)


Mapping of the Sedimentary Rocks
     The reconnaissance mapping of the sedimentary rocks within the entire Jenny

Lind area was done on a scale of 400 feet to the inch using enlargements of

Department of Agriculture aerial photographs. The geology and alteration were mapped on acetate overlays on the photographs and later transferred to a topographic base map prepared for Bear Creek by Ryall Engineering Company of

Denver. The results of this work are shown on Plate 3, reduced to a scale of 800 feet to the inch.

     Areas of potential interest, where diamond drilling was planned, were mapped by plane table on a scale of 100 feet to the inch. Results of this work are shown on Plates 7, 8 and 9.

     For specific investigations, such as underground mapping, jasperoid studies, etc., scales of 20 and 50 feet to the inch were used and the work was controlled by brunton and tape. Some of these results are presented on Plates 10 and 11.

     In all work, individual outcrop areas were mapped and an attempt made to distinguish factual from interpretive data. In the compilation of Plates

3 and 4 the outcrop pattern has been omitted for the sake of clarity, but in all other Plates the outcrops are shown.

     The stratigraphic section, described in detail in Appendix I, was used as the basis for mapping the sedimentary rocks. This section is adapted from a recent revision by Hal Morris of one worked out by the United States Geological

Survey.

     Three main types of hydrothermal alteration of the sediments were recognized during mapping; argillic, hematitic and jasperoid.







                                                                             38.

     Results. Mapping indicated that the Jenny Lind tract has a complex structural pattern dominated by four major faults, one striking northeast one striking east, and two striking northwest and all projecting under the western tongue of volcanics. There is a strong probability that the Dead Horse fault

(the east-striking fault referred to above) persists eastward under the volcanic cover and joins the Homansville fault mapped in the area of Homansville Canyon

(see Plate 1). There is also the possibility that the Paxman fault (the northeast-striking fault referred to above) continues under the volcanic cover and joins a strong north-northeasterly-striking fault mapped by the United

States Geological Survey in the Allens Ranch Quadrangle (see Plate I).

     We believe that the offset of stratigraphic units against the Dead Horse fault is a direct result of movement along this fault and is not related to a large drag fold as suggested by Mr. Gebhardt. We believe that the folding in the area of the North Beck shaft, cited by Mr. Gebhardt as evidence for a large drag fold, is a local feature. When the Herkimer shale member was mapped in this area, it was discovered that in a distance of 200 feet from the fold structure this member turned back to the normal north-south strike.

     An interesting structure was mapped near the head of Harrington Canyon where a slice of Paleozoic rocks, approximately 1,800 feet wide, has been moved west. This is probably a spoon-shaped thrust structure resulting from relatively shallow deformation, that caused the Ajax formation to be thrust over the Cole

Canyon.

     The hematitic, argillic and jasperoid alteration shown on Plate 4 has a striking relationship to the sedimentary-volcanic contact. In the East Tintic district jasperoids also are commonly found at the volcanic- sedimentary contact in areas of hydrothermal activity. A possible







                                                                             39.



explanation for this relationship is that rising hydrothermal fluids were impounded by members of the volcanic series. A flooding and silicification of the carbonate rocks beneath the volcanic cover would thus be likely to occur. It may be argued that the volcanics are postalteration, but in areas of altered carbonate rocks the volcanics are commonly affected for a distance of a few tens of feet above the contact. It is also well established, south of the Main Tintic district and also in the East Tintic district, that the hydrothermal alteration is younger than the volcanic rocks.

     The  origin of the hematitic alteration is an enigma. From our petrographic work  it  is  indicated that the hematite is an alteration product  and  not  an

oxidation  product.  According  to   Hal  Morris  the  hematitic  alteration  is

frequently  found in the outer fringes of the district. Sometimes  manganese  is associated  with  it,  but  we have been unable to  find  any  other  metals  of interest.

     To summarize, the writer believes that the alteration phenomena observed in the sedimentary rocks of the Jenny Lind tract are definitely of hydrothermal origin, but our geochemical work shows no trace of ore mineralization associated with this alteration. It may be concluded either that the source of the alteration is so deep it has prevented the migration of the ore minerals to the present surface, or that no ore mineralization - was ever associated with this alteration. The writer prefers the latter alternative.



Mapping of the Volcanic Rocks

     The volcanic rocks were mapped on a scale of 400 feet to the inch, using techniques similar to those described in the preceding section. A



                                   FIGURE III

















































   Figure showing composite section of igneous rocks. Jenny Lind area, Eureka,

                                      Utah.



                                                                             40.



report prepared by Joseph Wargo on the results of this work is on file in the

Denver office (Summary Report of the Volcanic Rocks of the Jenny Lind Claim

Tract, Eureka, Utah). The more important features mapped include lithologic units, alteration and secondary structures; all can be seen on Plates 3 and 4.

Wargo established six lithologic units, ranging in composition from latite to rhyolite, shown on Figure 3 and described in Appendix II.

     Six types of hydrothermal alteration were distinguished. In order of decreasing abundance these are argillic, pyritic, calcitic, chloritic,

epidote and silicification. For purposes of presentation on Plate 4, the argillic and pyritic types have been grouped together as strong pyritic-

argillic, and weak pyritic-argillic. Silicification has been omitted from the map because of its very small a real extent. It should be noted that the pyritic type of alteration is represented by strong limonite staining at the surface.

This has been verified by drilling in the East Tintic district where limonite staining in the volcanics changes to pyritic alteration at depths of from 50 to

100 feet. In the Jenny Lind area limonite staining is frequently fissure controlled, and it is the writer's belief that the more intense staining represents oxidation of pyrite.



     Results. The distribution of the volcanic rocks and the fact that they thicken northeastward suggests a source in that direction. It is suggested by the authors of Professional Paper 107 that Packard Peak might be underlain by a volcanic vent, but our work lends no support to this hypothesis; intrusive structures, volcanic agglomerates and intrusive rocks are completely lacking in this area.

     The western prong of volcanics between the Red Hill fault and the









                                                                             41.



Dead Horse fault can best be explained by a prevolcanic depression in that area.

Such a depression could represent a graben or could result from more intense erosion of a shattered and altered block bounded by these two faults. The intertonguing of quartzite gravels and tuff beds in the area of Hatfield Canyon suggests while the normal drainage was to the east, it was interrupted by the extrusion of the volcanic rocks. The trough-like depression described above,

parallel to, and north of, the Dead Horse fault appears to show in the ground magnetic work carried out by the Long year Company. (Report on the Magnetometer

Survey of the Packard Peak Area by Hansen and Armstrong, December 1953. This

report is on file in the Denver office).

     A large area of argillic and pyritic alteration was mapped from the town of

Eureka north to the Paxman fault. This area of alteration previously had been mapped and designated the "A" alteration patch by L. C. Armstrong of the

Longyear Company. It conceivably could be related to the orebodies in the Eureka

Gulch area, and, more specifically, to the northern part of the Chief ore rune

However, no recorded subsurface data show the alteration extending in depth to the base of the rhyolite.

     The alteration in the remainder of the volcanic rocks of the Jenny Lind area is spotty and does not appear to have any discernable relation to" geology or structure. Originally it was hoped that large faults in the sediments might be reflected by alteration zones in the volcanics, but unfortunately no such relationship could be found. The alteration north of Packard Peak, mapped as the

"B" patch, consists mostly of epidote, calcite and halloysite. Appraisal of this patch is made very difficult by poor exposures.

     Flow structures in the Packard rhyolite are extremely variable; some



                                                                             42.

of the outcrops show beautiful recumbent and isoclinal structures. These structures were not mapped because they probably reflect only the movement of a viscous flow material. Mapping of joints and fractures disclosed a pronounced north-striking system north of the Paxman fault. As suggested by Wargo, it is possible that "this predominant joint set represents bedding plane adjustments in the underlying sediments.

Study of Ore Habits and Compilation of Underground Maps

     When Bear Creek initiated work it was decided to study thoroughly the orebodies in the Eureka Gulch area. The objective was to determine the ore controls so this knowledge could be applied in exploration. Special attention was given to fold structures as ore controls because of the importance attached to these by R. C. Gebhardt both in the Eureka Gulch and in the Jenny Lind areas.

     Most of the underground data in the Eureka Gulch area were compiled on a scale of 200 feet to the inches originally it was intended to make numerous cross-sections from these compilations, but they were never completed because of the pressure of other work. These data are on file in Denver.

Geochemical Surveys

     Comprehensive geochemical surveys of the Jenny Lind tract gave discouraging results. About 3,300 surface rock determinations were made together with 2,000 drill core determinations and 1,200 determinations on samples obtained with the

"Tractair" equipment. All of these were made under the supervision of Ray

Gilbert in the Denver geochemical laboratory of the Rocky Mountain District*

Lead, zinc and copper were the principal metals tested for, but considerable work was also done on manganese and





                                                                             43.





arsenic. In addition to the laboratory work, a portable soil kit using  the cold citrate method was employed in the field to test for total heavy metals.

     The locations of most of the samples are plotted on Plate 4, but the values have been omitted because, with few exceptions, they are within the background range. For information concerning these values maps on file in the Denver office should be consulted. The background values for the majority of the samples from the Jenny Lind tract are 15 ppm copper, 25 ppm lead and 50 ppm zinc.

     Sampling traverses made in the vicinity of outcropping orebodies in the

Main Tintic district revealed distinct anomalies in a zone 15 to 20 feet from ore. Along fissures and fault zones, anomalous values ex- tended very much farther from ore. Jasperoids associated with ore were tested and without exception contained very significant amounts of copper, lead and zinc. The massive flinty parts of the jasperoid gave anomalies similar to those obtained from the vuggy and iron-stained parts. It is assumed that the copper, lead and zinc exist as minutely disseminated sulfides. Fault and fissure zones were sampled, particularly in areas of argillic alteration and silicification, by a combination of all sampling techniques. It was hoped that a metal leakage pattern, helpful in exploration, could be discovered by this means.



      Geochemical Survey. A soil geochemical survey was attempted early in our work as a means of making" a rapid reconnaissance. Soils along fault zones and recent stream sediments were surveyed first. The only anomalies obtained were from the area of the Dead Horse fault north- east of the North Beck mine and on

Keystone ridge north of the Gemini and Bullion Beck mines. Subsequent rock sampling and "Tractair" sampling

                                                                             44.

along the Dead Horse fault failed to repeat the soil anomaly which led us to conclude that it was derived from zinc contained in manganese float prevalent in that particular area. Additional rock sampling in the area of the soil anomaly on Keystone ridge also gave negative results. It was shown conclusively that this anomaly was caused by dust from ore cars that passed nearby.

     Japeroid Survey. Jasperoid is so abundant in the Jenny Lind area that we hoped to distinguish productive and nonproductive types by geo- chemical methods. We previously had sampled numerous jasperoid masses close to ore, and without exception they gave anomalous values in copper, lead and zinc.

     Only one sample in over a hundred carefully taken from jasperoid masses gave anomalous values. This anomalous sample, from the Farragut jasperoid near the bottom of Harrington Canyon, gave substantial geochemical values in copper,

lead and zinc. Since additional samples from the same area failed to duplicate these results, the original sample may have been contaminated. It is concluded that the jasperoids in the Jenny Lind tract are not those commonly associated with ore in the Main and East Tintic districts.

     Another approach to the jasperoid problem will be discussed later.



     Geochemical Sampling of Drill Core. Most of the drill core was sampled and sent to Denver for geochemical copper, lead and zinc determinations. With the exception of Hole 3, all results were in the range of the background values.

Between a depth of 238 and 248 feet in Hole 3 five samples gave lead values averaging 1,000 ppm and zinc values averaging 675 ppm. Sparse megascopic galena and sphalerite associated with secondary dolomite





                                                                             45.





and abundant pyrite were noted in the core from this interval. It is believed that this mineralization occurs in the hanging wall of the Paxman fault, as the fault itself was not penetrated by this hole.

     We feel that the geochemical determinations of the core were particularly useful in that much assaying was unnecessary and the methods are more sensitive in detecting small amounts of copper, lead and zinc.

     Conclusions. It may be concluded that no anomalous dispersion of metals exists over any significantly large area in the Jenny Lind tract. If the tract contained a major ore center, it would be expected from the past history of the district and from the habits of the orebodies that some dispersion of metals would occur, especially in altered areas and fault zones. Our geochemical work probably gives the most positive indication that such a major ore center does not exist at an economic depth.

Aeromagnetic Survey

     In  connection  with a survey of the East Tintic district  an  aeromagnetic survey was undertaken of the Jenny Lind area to determine whether a buried stock might  lie  in,  or near, the tract. This work was carried out by  Hycon  Aerial

Surveys of Pasadena, California, in May 1956. Results are shown on Plate 2.

     A comparison of the geology (Plate 1) with aeromagnetic results clearly indicates that the sediments have a uniformly flat magnetic expression with no suggestion of a hidden stock, while the volcanics have a variable pattern of highs and lows.





                                                                             46.

     The Silver City stock, south of Mammoth, is characterized by a very large magnetic high with a maximum of 1,250 gammas above background. The small stocks and plugs extending northeast from the Silver City stock do



not appear to have any magnetic expression, possibly because of the small size of these bodies and the intense hydrothermal alteration that has affected most of them.



Petrographic Study of Jasperoids

     This study was begun in the summer of 1955 by William Phillips of the

Kennecott Research Center and continued on a broader scale by Frank Howd during the summer and fall of 1956. The objective, as with the geo- chemical work, was to determine if the jasperoids definitely known to be associated with ore

(productive jasperoids) could be differentiated from those that have no apparent connection with ore (nonproductive jasperoids). For a detailed description of this study reference should be made to the report by Howd on file in Denver entitled, "Progress report: Petrographic study of jasperoids".

     Twenty-four specimens were collected in 1955 and forty-one in 1956; from these, forty-six thin sections were cut and examined. Phillips believed that there was a difference in texture between the productive and barren jasperoids.

He based this belief on the microbrecciated texture of productive jasperoids and the absence of this texture in nonproductive ones. It was further suggested by

Hal Morris that relict microbrecciation, vugginess and barite might distinguish productive from barren jasperoids. Howd's work indicates that although these features are common in the productive jasperoids, they also are present to a lesser extent in the barren ones. Howd concludes that the majority of the productive jasperoids are characterized by relict

                                                                             47.

microbrecciation, vugginess, variable grain size and clay minerals. He found that the majority of the nonproductive jasperoids, on the other hand, are characterized by vugginess, variable





grain size and iron and manganese oxides. To summarize this, the productive jasperoids seem to differ from the barren ones in having a relict microbrecciation texture and in containing clay minerals but in lacking iron and manganese oxides. Howd recommends continuing this study and doing additional work on the clay and opaque minerals using such techniques as infra-red absorption analysis, differential thermal analysis and X-ray spectrography.



Metal Distribution

     A metal distribution study of the Main and East Tintic districts was initiated by the writer in the summer of 1955 to determine whether the theory of zoning of copper-silver and lead-zinc around the Silver City stock is a valid one. It also was hoped that other metal distribution patterns might become apparent from this work.

     An index card was prepared for each mine and all available information regarding production was transferred to the card. Most data were obtained from the United States Bureau of Mines in Denver, Colorado. After this compilation was made, a copper-lead, silver-lead and gold-lead ratio was calculated for each mine for which we had sufficient information. The results were plotted on a

2,000 feet to the inch overlay map and an attempt made to contour the values.

From the total tonnage of ore mined and the total tonnage of metal recovered, an average assay grade was obtained for the ore from each mine.

                                                                             48.

     The data on Plate 6 can be criticized from the standpoints that ore from some of the smaller mines was hand sorted, that production from one mine was often credited to another and that much information is missing. Even with these limitations the figures still are suggestive of some



broad district relationships. The copper-lead ratio is the only one that could be contoured and which shows definite trends. Two interesting relationships emerged from this study. First, if bedding replacement ore alone is considered,

a change is evident from a high copper content in the ores of the Mammoth and

Grand Central mines to a high lead content in the Gemini, Bullion Beck, Chief

Consolidated and Eagle and Bluebell mines. In both the Chief Consolidated and

Godiva mines zinc increases northward. This apparent zoning of copper to lead to zinc from southwest to northeast through the Main Tintic district is complicated by the vertical pipe-like orebodies along the ore runs which, without exception,

are higher in copper and gold than the average ore from the run. If the production from the pipes could be separated from the production of the horizontal runs, a more significant relationship might be obtained.

     The second relationship apparent from the metal distribution study is the high ratio of copper to the lead, zinc and silver in the area of fissure vein mineralization in the south end of the Main Tintic district.

Miscellaneous Studies

     Many other studies which resulted in only minor contributions were undertaken. Reports of these, as well as the basic data collected, are on file in Denver.



                                                                             49.

     A review was made of Longyear's Mintintic IV Project in connection with the subsurface map compilations of Eureka Gulch. Longyear's drift from the Chief

Consolidated 1800 level was remapped and all available drill core was relogged.

Numerous geochemical samples taken from the drift and from the drill core did not suggest any major mineralization.

     A petrographic study was made of surface and underground dike rocks and  alteration  types in an effort to determine their genesis and  relation  to ore.



     A study was initiated on quartz orientation and quartz overgrowths in ore from the lower levels of the Chief Consolidated mine to determine the direction of movement of the fluids that deposited the quartz and ore. Preliminary results, although admittedly incomplete, indicate that the ore fluids traveled up-dip and to the south.

























                                                                             50.

                       PROJECT RESULTS (DIAMOND DRILLING)

     Although no encouragement was gained from surface work on the Jenny Lind tract in our efforts to discover potential areas of mineralization, it was decided that some of the ground should be tested in depth by diamond drilling. A total of 8,279 feet of drilling was completed in four different areas during

1955 and 1956. The areas were selected on the basis of structure, alteration and the projection of the known ore runs of the Main Tintic district. The drilling program in each locality is briefly described below. The location of each hole is plotted on Plate 3 and a graphic log of each can be found in Appendix V.



Hatfield Canyon

     This first area to be drilled was selected on the basis of structure,

alteration and the probable thin volcanic cover. The objectives were to locate the Dead Horse fault beneath the lavas and to explore its intersection with the

Red Hill fault (see Plate 3) .The approximate intersection of these structures was believed to be north of the North Beck shaft in an area of intense hydrothermal alteration. It was hoped that mineralization might be found along the Dead Horse fault, particularly at the inter- section mentioned above. Hope for mineralization along the Dead Horse fault was stimulated by soil geochemical anomalies, abundance of manganese oxides, intense argillic and hematitic alteration, and silicification in the general area. On the pessimistic side was the evidence that numerous surface rock samples of altered material and jasperoids had failed to give any anomalous geochemical values in lead, zinc and copper.

     Unfortunately, the two drill holes, shown on Plate 7, failed to penetrate a thick mass of intertonguing quartzite gravels and tuff beds.



                                                                             51.



Drilling was very costly and slow, so after the two holes, averaging 165 feet in depth, failed to penetrate this material, it was decided to abandon the area.

The clay of the gravelly and tuffaceous material gave geochemically high background values in zinc (75-125 ppm). Between the depths of 113 and 123 feet in Hole 1 two samples gave anomalous values averaging 100 ppm copper and 140 ppm lead. These results are not out- standing but their significance is not known.

     This writer believes that the gravel and tuff beds encountered in this drilling represent the filling of a prevolcanic drainage channel~ probably along the Dead Horse fault. The extrusives possibly dammed up this channel, and behind this barrier tuffs originating from the northeast were interlayered with gravels originating from the west. This channel is believed to show in Longyear's ground magnetic survey of the Packard Peak area.

     The writer concluded from our drilling difficulties that if this zone was to be explored, it would be most practical to drift out from the 1200 level of the North Beck mine, or to diamond drill from the breast of the 1200 level drift. But because of our failure to get below 580 feet in the North Beck shaft,

and because of the estimated high costs of rehabilitating the shaft, this idea was abandoned. It is surprising that in spite of substantial work on the 600,

1200 and 1600 foot levels of the North Beck mine, no drifts are known to have approached the nearby Dead Horse fault. Our exploration here is inconclusive.



Upper Cole Canyon Area (Paxman Fault)

     Following the unsuccessful attempt to drill in the Hatfield Canyon area  it was decided to test the Paxman fault for mineralization and to

                                                                             52.



find its extension to the northeast under the volcanic cover, but the overall and most important objective was to locate and test the Paxman- Dead Horse fault intersection (see Plate 3).

     The Paxman fault can be traced from the Tintic quartzite contact northeast as far as the Paxman shaft; from there it is obscured by volcanic cover. Hole 3,

planned to determine the dip and strike of the fault immediately to the northeast of the Paxman shaft, never reached its objective. Between a depth of

238 and 248 feet, sparse disseminated galena and sphalerite with numerous dolomite veinlets and abundant pyrite were found in the core. Six geochemical samples in this zone gave an average of 1,000 ppm lead and 675 ppm zinc. This was most encouraging, but since the mineralization in the hole was located outside the tract boundary, it was decided to discontinue drilling. Logging of the core established the fact that the hole had bottomed in the mottled dolomite member of the Victoria quartzite formation (see Plate 15). Subsequent drilling in Holes h, 5,6 and 7 proved that Hole 3 was stopped 150 feet short of the

Paxman fault

     Hole 4 missed the fault but Hole S cut it between 430 and 480 feet. In this interval much iron staining and some jasperoid were encountered. Geochemical samples showed no anomalous values in copper, lead or zinc. These holes are shown on Plate 9. Holes 6 and 7 both missed the fault, but it was deduced from stratigraphic evidence that it lay between the two. This information indicated

that the dip of the fault had steepened from 75 to 80 degrees to the south- east and that its strike had turned slightly to the west.

     From the drilling in Upper Cole Canyon we concluded:

     1.   We had extended the Paxman fault for 1,600 feet to the northeast



                                                                             53.

          under volcanic cover from its last known position on surface.

  2.   With the exception of Hole 3 the rock in, and adjacent to the fault zone is not mineralized.

  3.   The Paxman fault steepens in dip and its strike becomes more northerly under the volcanic cover.

  4.   A much greater thickness of volcanics was encountered than had been expected, with a maximum vertical thickness of 810 feet in Hole 7.

  5.   The thickness of the volcanic cover on the southeast side of the fault is much greater than on the northwest side (see Plates 15 and 16).

  From these conclusions it can be predicted that at the Paxman-Dead Horse fault intersection the volcanic cover is probably at least 1,500 feet thick and possibly 2,000 feet thick. This cover is too thick to allow adequate exploration of the underlying sediments by diamond drilling but a single drill hole probably is justified to determine this thickness. The writer believes that the most practical method for exploration of this area is to extend the Long year drift on the 1800 level of the Chief Consolidated mine and follow up by underground diamond drilling. Such a venture would be very costly and the writer does not believe that the possible rewards (see section on the estimated potential of the

Jenny Lind tract), would justify the expense.

     Because our surface work had been so discouraging, it was the opinion of all Bear Creek personnel familiar with the Project, before and after the drilling, that further exploration work on the tract was not warranted.

Unfortunately, under the terms of the agreement between the Longyear Company and

Bear Creek we were committed to fulfill the work requirements on











                                                                             54.



the Jenny Lind tract for 1956. Although diamond drilling was one of the most costly means of satisfying these requirements, it was decided that this provided us with the best means of testing Jenny Lind ground. The diamond drilling during

1956 in Upper Cole Canyon and in the Harrington Canyon area was a direct result of this decision.



Upper Cole Canyon Area (Gemini Ore Run)

     It was decided to devote a major part of the drilling in 195h to testing the Bluebell and Fish Haven formations for mineralization on the northerly projection of the Gemini ore run. These two formations have been the hosts for over $100,000,000 of ore in the Main Tintic district. The mineralization we encountered in Hole 3 was believed to be on the Gemini ore run, and it was hoped that mineralization might be present in the block of ground between the Paxman and Dead Horse faults, possibly on the northern projection of this ore run;

however, at the surface only alteration and silicification showed.

     Holes 8 and 9A tested the entire thickness of the Bluebell and Fish Haven formations. Hole 8, after penetrating the volcanic cover, entered the quartzite members of the Victoria formation and then went into the Bluebell formation. The combination of a steepening of the beds and a steepening of the hole forced us to stop it at 1,315 feet and drill again 100 feet west of Hole 8 at a flatter angle. Hole 9A entered the Bluebell formation below the rhyolite and besides testing that portion of the formation not penetrated in Hole 8, it also penetrated the entire Fish Haven formation and the uppermost part of the

Opohonga formation. A little silicification was encountered in Hole 8 but otherwise there was no evidence of mineralization. It was decided to terminate the drilling.

                                                                             55.
Harrington Canyon Area


     The objective of this work was to test by short drill holes some of the jasperoids cropping out in the Jenny Lind tract. A total of six holes were drilled with a combined footage of 1,615 feet. The location of these holes can be found on Plate 3, and a graphic log of each hole will be found in Appendix V.

     With the exception of the Farragut jasperoid, our limited drilling indicates the jasperoids do not persist at depth. A good example of this is found in Hole 17; though collared at 45 degrees and directed under a jasperoid body cropping out less than 40 feet away, it did not penetrate any silicified rock in its entire length of 370 feet.

     The more iron-stained and altered portions of the drill cores were tested geochemically for copper, lead and zinc, without anomalous results.

     Hole 15, located at the southeastern edge of a thrust sheet we previously had mapped in the sediments, is interesting in that 130 feet of sanded and argillized limestone and dolomite overlie 92 feet of vitrophyre of the Packard rhyolite series (see Plate 3). Because of this we suggest some of the thrusting is postvolcanic, a thought not generally appreciated in the district.

Electromagnetic Drill Hole Survey

     Holes 3, 4, 5, 6 and 7 were logged using the McPhar drill hole electromagnetic equipment. This work was conducted by James Bingel of the

Geophysics Division with some assistance from our personnel. Anomalies were obtained in Holes 5 and 7, but no conclusion was reached by the Geo- physics

Division for their cause.

     As experience with this equipment accumulates, results here should be re-

evaluated.

                                                                             56.

                                SUMMARY OF COSTS

     Total costs for the Jenny Lind Projects are as follows:

                             1955      1956 (est)   Total
                             -----     ---------    -----
Salaries and Wages        $10,519.00  $ 3,645.98  $ 14,164.98
Consultation fees             701.16      106.76       807.92
Exploration travel         11,051.69    1,214.00    12,265.69
Tools ad supplies           1,344.56    1,101.11     2,445.67
Freight and haulage            28.47       32.74        61.21
Exploration engineering     4,645.03      510.18     5,155.21
Contractor's services      46,494.36   56,996.37   103,490.73
Exploration taxes              21.76        6.38        28.14
Exploration miscellaneous     243.50         ---       243.50
                          ----------  ----------  -----------
          Total           $75,049.53  $63,613.52  $138,663.05

                                     GRAND TOTAL  $138,663.05


The  contractor's services listed above include the drilling costs of the Boyles

Brothers  contract (1955) and the Sprague and Henwood contract (1956). The  cost of each hole has been determined and these data are summarized below.

                        BOYLES BROTHERS DRILLING COMPANY

      Hole No.          Footage  Total CostCost/Foot

          1               146    $1,717.90  $11.77
          2               184     1,812.60   9.85
          3               275     1,857.10   6.76
          4               638     4,737.70   7.43
          5               604     4,097.10   6.79
          6               794     5,682.10   7.16
          7              1345    11,299.00   8.4O
                         ----    ---------  -----
                Total    3986    $31,203.50 $7.83*

* This is the unit cost of the Boyles contract

                                                                            57.

                      SPRAGUE and HENWOOD DRILLING COMPANY

      Hole No.          Footage  Total Cost Cost/Foot

          8              1315    $14,548.35  $11.07
          9               100        789.21    7.89
         9A              1263     10,998.96    8.71
         15               265      1,829.19    6.91
         16               247      2,777.85   11.25
         17               370      2,209.64    5.98
         18               221      1,283.04    5.81
         19               280      1,820.46    6.51
         20               232      2,857.70   12.32
                         ----    ----------  ------
                Total    4293    $39,114.40  $ 9.12*

* this is the unit cost of the Sprague and Henwood contract.



      The  unit  cost  of the Boyles Brothers and Sprague and  Henwood  drilling operations is remarkably close and indicates that there was little difference in the  efficiency of each company on this job. The terms of the contracts differed somewhat but each was of the shift rate plus footage types. Examinations of  the costs  of Hole 7, drilled by Boyles Brothers ($8.40/foot), and Hole 9A,  drilled by  Sprague and Henwood ($8.71/foot), give a comparison of performance  of  each company under similar drilling conditions.












                          ________________________________
                          DOUGLAS K COOK, FIELD ENGINEER


                                                                            58.
                                  BIBLIOGRAPHY
Publications

Billingsley, Paul, The utilization of geology in Tintic, Utah: Ore deposits of the Western States (Lindgren volume), Am. Inst. Min. Met. Eng., pp. 716-722,1933.

Billingsley, Paul, and Grange, G. W., The Tintic mining district: XVI Inter-national Geological Congress Guide Book 17, pp. 101-124,1933.

Butler, B. S., and Loughlin, G. F., The ore deposits of Utah: U. S. Geology Survey Prof. Paper 111,1920.

Crane, G. W., Geology of the ore deposits of the Tintic mining district: Am. Inst. Min~ Met. Eng. Trans., vol. 54, pp. 342-355,1917.

Farmin, Rol1in, "Pebble Dikes.. and associated mineralization at Tintic, Utah:
Economic Geology, vol. 29, no. 4, pp. 356-370,1934.

Kildale, M. B., Structures and ore deposits of the Tintic mining district, Utah:
Unpublished Doctor's thesis, Stanford University, 1936.

Lindgren, Waldemar, Processes of mineralization and enrichment in the Tintic mining district: Economic Geology, vol. 10, pp. 225-240,1915.

Lindgren, Waldemar, and Loughlin, G. F., Geology and ore deposits of the Tintic mining district, Utah: U. S. Geol. Survey Prof. Paper 107, 1919~

Loughlin, Go F., The oxidized zinc ores of the Tintic district, Utah: Economic Geology, vol. 9, pp. 1-19,1914.

Prescott, Basil, The underlying principles of the limestone replacement deposits of the Mexican province: Eng. and Min. Jour., vol. 122, no. 7, pp. 246-253 and no. 8, pp. 289-296, 1926.

Tower, G. W., Jr., and Smith, G. 0., Geology and mining industry of the Tintic district, Utah: U. S. Geol. Survey Nineteenth Ann. Rept., pt. 39 pp. 601-767, 1898.

Tower, G. W., Smith, Geo., and Emmons, S. F., U@ S. Geology Survey Geology Atlas, Tintic Special folio, Utah (no. 65), 1900$

Walker, Ro T., Deposition of ore in pre-existing limestone caves: Am. Inst. Min. Met. Eng., Tech. Pub. 154,43 pp., 1928e


Reports, Memoranda and agreements on file in Denver

Bingel, James R., Electromagnetic logging of drill holes, numbers three through six of the Jenny Lind project, Eureka, Utah: Geophysics Division, B.C.M.C., November 22,1955.





                                                                             59.


Bingel, James R., Additional electromagnetic drill hole surveys at Eureka, Utah:
Geophysics Division, B.C.M.C., January 6,1956.

Cook, Douglas R., An analysis of the E. J. Longyear Company's Jenny Lind project, Tintic Mining District, Utah: B.C.M.C., September 19540

Cook, Douglas R., and Burgin, William H., Request for supplemental funds, request for Eureka, Utah (Jenny Lind) Project Approval: B.C.M.C.,.October 1954.

Cook, Douglas R., Tentative schedule for Jenny Lind conference: B.C.M.C, August 195h.

Cunningham, A. B., A study of "pyritic" alteration in the Paxman area: B.C.M.C., November 1955.

Cunningham, A. B., A study of basal rhyolite: B.C.M.C., November 1955.

Cunningham, A. B., Analysis of sanded dolomite in D.D.H. #3: B.C.M.C., December 1955.

Cunningham, A. B., A study of underground dike rocks: B.C.M.C., December 1955.

Evans, Max T., and Steele, Robert E., Chief Consolidated Mining Company's data compiled for Bear Creek Mining Company (data concerning operation of the Chief No. 1 mine): Chief Consolidated Mining Company, August 195).
Evans, Max T., Geological Report and proposed projects (Chief Consolidated Mine No. 1 mine): Chief Consolidated Mining Company, August 1955.

Gilbert, Ray E., Preliminary report on the Chief Consolidated Mining Company, Eureka, Utah: B.C.M.C., September 3, 1955.
Gilbert, Ray E., Mining the Tintic Standard orebody at 1955 costs: B.C.M.C., September 27, 1955.

Gilbert, Ray E., and Cook, Douglas R., East Tintic Project, Utah, Report to supplement request for project appropriation: B.C.M.C., December 1955.

Gilbert, Ray E., Jenny Lind progress report for 195): B.C.M.C., December 21,
1955.
Gilbert, Ray E., Revision of 1956 exploration plans, Jenny Lind Project:
B.C.M.C., February 27,1956.

Gebhardt, Rudy G., Summary report for 1952, Jenny Lind exploration project,
Utah: E. J. Longyear Company, December 8, 19520

Hansen, Mayer G., and Armstrong, L. C., Report on the magnetometer survey of the Packard Peak area, Jenny Lind Exploration, Tintic district, Utah: E. J. Long year Company, December 1953.

Howd, Frank H., Progress report; Petrographic study of jasperoids: B.C.M.C., October 1956.

                                                                             60.


Phillips, M. Revell, Petrographic report of rock samples from the Tintic mining district: Kennecott Research Center, June 28, 1955.

Phillips, W. Revell, Petrographic report of four rock samples from Tintic, Utah:
Kennecott Research Center, August 9, 1955.

Phillips, W. Revell, Petrographic report on a series of thin sections from Tintic, Utah: Kennecott Research Center, August 31, 1955.

Phillips, W. Revell, Petrographic report on one drill core sample from the Jenny Lind project: Kennecott Research Center, September 22, 1955.

Phillips, W. Revell, Petrographic report on three drill core samples from the Jenny Lind project: Kennecott Research Center, October 18, 1955.

Pratley, Hart H., Underground seismograph survey in the Chief Consolidated mine: United Geophysical Company, May 1940.

Quaide, W. L., Clay mineralogy of three samples from Jenny Lind Project:
University of California, Berkeley, December 1955.

Wargo, Joseph G., Summary reports on the volcanic rocks of the Jenny Lind claim tract. Eureka, Utah: B.C.M.C., August 1955.

Unit and Leases agreement between the E. J. Long year Company and the owners of the Jenny Lind tract, March 1,1952.

Agreement between the Bear Creek Mining Company and the E. J. Long year Company, June 3,1955.















                                   APPENDIX I

            DETAILED DESCRIPTION OF =SEDIMENTARY STRATIGRAPHIC UNITS

     Data taken from U.S.G.S. Professional Paper 107, Monograph 1 (Economic Geology), Hal Morris and field observations of Glenn Thomas and Douglas Cook. Section later revised by William Shepard and Russell Honea.

                   List of Formations with Thickness
                   ---------------------------------
         Age                 Formation             Thickness
         ---                 ---------             ---------
    Mississippian      Great Blue limestone (Mgb)      2000+
    Mississippian      Humbug quartzite (Mh)         600-700
    Mississippian      Deseret limestone (Md)        850-900
    Mississippian      Gardison limestone (Mg)           500
    Mississippian      Fitchville limestone (Mf)         250
Mississippian-Devonian Pinon Peak limestone (Dp)      70-250
       Devonian        Victoria quartzite (Dv)           350
 Ordovician-Silurian   Bluebell dolomite (OSb)       400-600
      Ordovician       Fish Haven dolomite (Of)          280
      Ordovician       Opohonga limestone (Oo)      750-1000
       Cambrian        Ajax dolomite (Ca)            625-650
       Cambrian        Opex dolomite (Co)                500
       Cambrian        Cole Canyon dolomite (Cc)         600
       Cambrian        Bluebird dolomite (Cb)        160-200
       Cambrian        Herkimer limestone (Ch)       350-400
       Cambrian        Dagmar limestone (Cd)              90
       Cambrian        Teutonic limestone (Ct)       360-420
       Cambrian        Ophir shale (Cos)             420-460
Cambrian-pre-Cambrian  Tintic quartzite (Ctq)      2800-3000

     Tintic Quartzite Formation.
     (Lower Cambrian-pre-Cambrian)

          Description: The Tintic is dominantly light colored, massive medium-bedded quartzite. Variable in color raging from green to purples, punks and pure whites, with browns and rusty tones predominant. Some cross-bedding is present. Some thing, greenish micaceous shale partings are found near the top and some conglomerate beds are present in the lower half of the section .A prominent purplish-red weathering greenstone (altered basalt flow?) is found about 960-980 feet above the base.

          Outstanding Field Criteria: The Tintic is a very distinctive unit because of its thickness and composition. It is generally a pure quartzite with well-rounded grains, but it becomes dirty with numerous shale partings near the top.

                                       i.
                             APPENDIX I (Continued)

Ophir Shale.
(Middle-Lower Cambrian)

     Description: The lower member of the Ophir shale is 175-185 feet of olive green micaceous shale with interbedded limestones. The shale usually shows good fracture cleavage .A 10-foot marker bed, which is useful in underground mapping, occurs 90 feet above the base; this is the K bed of Crane and Billingsley. The middle member 145-165 feet of Teutonic-type limestone with some interbedded shales. The upper member is 90 feet of greenish shale with lenses of limey sand.
     Outstanding Field Criteria: The Ophir contains the only shales of any thickness which outcrop throughout the entire section. This, combined with the distinctive olive green color of the shales, makes it an easily recognizable unit. The middle member crops out prominently nearly everywhere. The uppermost bed of this member is about 8 feet thick weathers white to creamy gray, and is an excellent marker bed. When viewed from a distance this creamy-weathering bed could be mistaken for the Dagmar. The lowest limestone bed of the middle Ophir is locally a hash of trilobite fragments. The Ophir, because of its dominantly shaley character and position between the more massive Tintic quartzite and Teutonic limestone, has suffered considerable thinning during deformation and in very few places in the Jenny Lind tract is the entire 450 feet preserved and exposed.

Teutonic Limestone.
(Middle Cambrian)

     Description: The lower part of the Teutonic consists of blue- gray limestone containing yellowish-brown argillaceous bands. The middle part contains pisolitic beds and the upper part consists of a thin-bedded, blue-gray limestone with pisolites.
     Outstanding Field Criteria: This is a good unit for mapping because of its position between easily recognizable units above and below. However, in isolated outcrop it is very difficult to distinguish from the limey beds in the Ophir and from some of the beds in the Herkimer. The basal bed of the Teutonic, within a few feet of the last shale in the Ophir, contains many rounded spherulitic bodies that resemble larger pisolites though these are not overly apparent in the field.

Dagmar Limestone
(Middle Cambrian)
           Description: The Dagmar is a light gray dolomitic limestone
                                       ii.
                             APPENDIX I (Continued)

     which weathers white to very light gray, and is strongly laminated on the weathered surface .
     Outstanding Field Criteria: This is an excellent marker bed because of its thickness, light color, and distinctive laminations. This unit can often be traced on aerial photographs, but it can be confused on aerial photographs with some of the light beds in the Cole Canyon. However, the Dagmar is considerably thicker than any of the white weathering, thinly laminated units of the Cole Canyon and is easily distinguished in the field.

Herkimer Limestone.
(Middle Cambrian)

     Description: The lower part consists of dark blue limestone mottled by discontinuous layers of yellowish-brown argillaceous material. The upper part consists of 225 feet of thin-bedded limestone with shale partings and oolitic beds. A green shale bed 20 feet thick occurs 180 feet above the base.
     Outstanding Field Criteria: This is a good unit for mapping because of its position between the easily recognizable Dagmar and Bluebird formations. However, in isolated outcrops it can be confused with the Teutonic and possibly the limey beds of the Ophir. Locally it contains much flat pebble conglomerate, and in the more argillaceous sections it may closely resemble the Opohonga. It is more oolitic or pisolitic than the Teutonico The Herkimer shale is an excellent marker bed in drill holes, but it is concealed almost everywhere on the surface except where exposed in cuts or surface mine workings.

Bluebird Dolomite.
(Upper Cambrian)

     Description: The Bluebird is a dark blue-gray dolomite which contains abundant white twiggy bodies 1/4- 1/2 inches long.
     Outstanding Field Criteria: The twiggy character of this unit is usually very uniform and this, combined with its dark blue color and the fact that it is generally more massive than the formations below, make it a good mappable unit. The bottom contact is generally a distinct one as the Herkimer is here a dark blue limestone ribboned with chocolate-colored argillaceous material. Locally the Herkimer, Teutonic and middle Ophir lime -stones, where they are dolomitized, are identical in appearance with the Bluebird, so in isolated outcrops it may be difficult to definitely identify the rock as Bluebird. In addition, Blue-bird-type dolomite is found in several of the other formations,
                                      iii.
                             APPENDIX I (Continued)

     notably the Cole Canyon and lower Opex. North of Bradley Basin some parts of the Bluebird, where dolomitization is in- complete, have a leopard skin appearance caused by dark centers of dolomite surrounded by lighter areas of limestone. This appears to be a local occurrence, but the rock here does not even faintly resemble the normal Bluebird.

Cole Canyon Dolomite.
(Upper Cambrian)

     Description: The Cole Canyon consists of alternating beds of white to light gray dolomite (mostly Dagmar type) and dark blue-gray, fine-grained twiggy dolomite (Bluebird type) .The light-weathering beds are generally from 10 to 25 feet thick.
     Outstanding Field Criteria: This unit is very distinctive be- cause of the alternating light and dark members. The bottom is taken as the lowermost light bed and the top is taken as the top of an extremely thick (60 feet) light-weathering bed which does not show the distinctive banding of most of the light beds. This bed resembles a very thick Emerald bed. These Cole Canyon contacts do not agree with the U.S.G.S., but have been chosen for ease of mapping. The U.S.G.S. states that as the formation is mapped northward, into the Boulter Mountains, the light- colored beds are found higher and higher in the section and the "Lower Opex" thins from 250 to about 100 feet. In some areas because of alteration and soil cover it is very difficult to find and identify the lowest and highest light-colored beds in the Cole Canyon.

Opex Dolomite
(Upper Cambrian)

     Description: The lower Apex as mapped consists of several hundred feet of Bluebird-type dolomite above the very thick bed in the Cole Canyon. The lower Opex of P. P. 107 and Crane is dusty, blue-gray dolomite. This zone is about 250 feet thick on Eureka ridge, but thins to about 100 feet in the Boulter Mountain quadrangle.
     Outstanding Field Criteria: This formation is generally a valley former and is usually covered. Where exposed it is very thin- bedded and generally shaley and sandy. The top is difficult to pick, but is generally taken as the base of the mottled Ajax, if this is recognizable; by the first appearance of chert; by a relationship with the Emerald bed of the Ajax; or by the last occurrence of shaley beds in the opex.

                                       iv.

                             APPENDIX I (Continued)
Ajax Dolomite.
(Upper Cambrian)

     Description: The lower member consists of dark gray mottled dolomite with chert nodules. The middle member is the Emerald dolomite, a homogeneous light, fine-grained sugary dolomite which is an excellent marker where exposed. The Emerald is 30-35 feet thick and 180 feet above the base of the formation. The upper member consists of fine-bedded dolomite with abundant chert ribbons and nodules. Locally the topmost 80-100 feet is limestone. Outstanding Field Criteria: The Emerald member is a very good .marker bed, but it is often covered. The upper ribbon-cherts are very distinctive and they are the first banded cherts in the section. The occurrence of chert nodules below the Emerald bed seems to be quite erratic with a considerable amount of chert in some areas and little, if any, elsewhere. The top of the Ajax is very difficult to pick, being generally a gradational contact. The U.S.G.S. maps it at the base of a 10-30 foot sand- stone bed below which is either a limestone or dolomite with abundant white cherts. Generally the top of the Ajax is picked where the chert dies out and the thin-bedded Opohonga type of argillaceous banded limestone predominates.

Opohonga Limestone.
(Ordovician -Beekmantown Group)

     Description: Thin-bedded argillaceous limestone containing many limestone conglomerate beds. The argillaceous material gives the limestone a characteristic mottled red and yellow appearance on weathered surfaces. The lithology is generally uniform within the unit. Outstanding Field Criteria; The weathering characteristics, thin- bedding, and the fact that it is often a ridge-former makes this a good mappable unit. The lower contact is gradational with the upper Ajax, the top is often sandy and often does not outcrop well. Consequently, the Opohonga-Fish Haven contact may be poor and is based on the first outcropping limestone or dolomite bed of non-Opohonga type. Despite the generally uniform character of the formation, it does contain some relatively "clean" beds which, in isolated outcrop, may be difficult to distinguish from Ajax or Fish Haven.

Fish Haven Dolomite.
(Ordovician -Richmond Group)
     Description: Light-weathering dolomites which contain some chert,
                                       v.

                             APPENDIX I (Continued)

     mostly in the lower part. The upper part is mottled with a very conspicuous mottled "Leopard Skin II bed at the top.

     Outstanding Field Criteria: This formation is somewhat similar to the Ajax, except in the northern part of the area it contains less chert and is composed principally of light-weathering dolomites some of which are massive and very resistant to erosion. The top is marked by a pair of mottled light and dark "Leopard Skin" beds, the upper most of which is thicker and more evenly mottled. It is a very good mappable unit and often a ridge former.

Bluebell Dolomite.
(Ordovician-Silurian)

     Description: Series of dolomite beds containing several good marker horizons. (1) At the base are the light-weathering "21" beds; (2) Beacher beds 150 feet above the base are light-colored with slightly curved thin laminations approaching a curley bed; (3) Black Panther beds of black dolomite with a 6-8 inch flat pebble conglomerate at the base; (4) Colorado Chief curley beds, 300 feet above the base have a very marked curley appearance (stroms?), a more poorly developed curley bed occurs 25-50 feet below the Colorado Chief; (5) Eye beds 180 feet of dark dolomite with augen-shaped white calcite blebs occurs 300-400 feet above the base; (6) "Porphyry" bed, speckled bed resembling an igneous porphyry occurs at the top of the formation. Light spots of calcite in a dark dolomite matrix look like phenocrysts. A single sandstone bed is sometimes present about 5 feet below the porphyry bed.

     Outstanding Field Criteria: The abundant marker beds make this a good mappable unit. Outcrops are usually good, and one of the marker beds can usually be located. The Colorado Chief curley bed and the "Porphyry" bed form the best markers. The Chief bed is particularly good and can be located almost everywhere it occurs by following the conspicuous float to the outcrop. The lower, light-weathering beds are chiefly useful only in indicating that it is in the lower Bluebell section. The Black Panther beds and Eye beds vary in outcrop and apparently are not present everywhere; or their presence is not obvious because of local lithologic changes. The Colorado Chief bed has a very characteristic weathering appearance and both alteration and weathering seem to intensify the curley character. There is often orequartzite in the upper part, immediately below the "Porphyry" bed. This quartzite is usually thin-bedded and shaley. The "Porphyry" bed varies in thickness, but can usually be found by following the distinctive float.
                                       vi.
                             APPENDIX I (Continued)
Victoria Quartzite .
(Devonian -Jefferson Group )

     Description: The bottom of the formation consists of thin inter- bedded quartzites and sandstones, and well-bedded fine-grained gray dolomites (l4-20 thin quartzite members). The upper part is ho-So feet of massive, coarse-grained, light gray dolomite. Most of the lower sandstones are penecontemporaneous breccias.

     Outstanding Field Criteria: The numerous sandstone and quartzite beds make this a good mappable unit. The base of the formation is placed immediately above the "porphyry" bed of the Bluebell The top is not well defined, but is mapped at the top of the massive dolomites which form the upper ho-80 feet of the formation, above the uppermost sandstone bed. This is a dolomite- limestone contact with the first limestone of the Pinon Peak. This contact varies with hydrothermal alteration. The lower quartzites weather to give a characteristic laminated appearance and many of the quartzites are quite sandy. The uppermost dolomites have a characteristic light gray sugary appearance. Immediately below the sugary dolomite there are often dark, finely- banded dolomite beds.
Pinon Peak Limestone.
(Mississippian - Three works Group)
     Description: Well-bedded blue limestone with numerous small round flakes with dark centers (Blue flakey limestone). Two dark gray lithographic limestones are usually present 30-100 feet above the base of the formation. The top is argillaceous limestone somewhat resembling the Opohonga. At the top is a thin (8-18 inch) bed of frosted elliptical sand grains in a limestone matrix (II Ant Egg" bed).

     Outstanding Field Criteria: The Pinon Peak contains the first good limestone since the Opex. The base is picked as a limestone- dolomite contact, but is poor since it varies in position with hydrothermal alteration. The top is most easily picked as the contact between argillaceous (Opohonga-type) limestone of the upper Pinon Peak and the "clean It limestone of the Fitchville. The "Ant Egg" marker is the true top of the formation, but this is a very difficult thing to find. This is a very poor mappable unit.

Fitchville Limestonee
(Mississippian -Madison Group)

Description: A fossiliferous blue limestone grading to light
                                      vii.

                             APPENDIX I (Continued)
     gray at the bottom. The basal part is relatively "clean" limestone. Several marker beds are present: (1) Black dolomite 80 feet thick containing pods of white calcite or dolomite and some chert; (2) Sugary dolomite, 70 feet of coarse-grained dolomite that contains; (3) Novaculite or fine-grained sandstone, lenticular bands of dense chert-like material generally S inches to one foot thick; (4) Lithographic limestone, generally pinkish, very fine-grained limestone; and (5) Curley bed, a one to two foot curley bed.

     Outstanding Field Criteria: The base of the Fitchville is picked as "clean" limestone overlying argillaceous limestone and the "Ant Egg" marker at the top of the Pinon Peak formation. The top is placed above the curley bed which immediately overlies the pink lithographic limestone. The lithographic limestone and curley bed are often not well exposed. The curley bed may vary in color from pure white through pink to dark gray. Some fossil hash beds are present in the formation, and the Fitchville marks the first appearance of good, generally silicified fossils in the section. These fossils are usually horn corals or stroffiato- phoroids. The presence of two of the three markers; novaculite, lithographic limestone and curley bed, is usually taken as the top of the formation.

Gardison Limestonee
(Mississippian -Madison Group)

     Description: Well-bedded, fossiliferous, blue or gray limestone with some chert. The bottom is thin-bedded; contains a few fossil hash beds. Very little chert is present near the bottom of the formation. The upper part is more massive and darker blue in color. Chert is more abundant and occurs mainly as pods, with a few discontinous stringers. Most of the chert is light- colored, but some black chert nodules 6-8 inches in diameter are present which weather to blocks resembling anthracite coal. The formation is fossiliferous throughout. Some of the fossils in the upper part weather to a white color; and the only good bra- chiopods in the section are found in the upper Gardison.

     Outstanding Field Criteria: The formation is composed of fossiliferous blue or gray limestone with some chert near the top. The base is picked at .the top of a 1 to 2 foot curley bed immediately overlying a pink lithographic limestone. The top is placed at the base of a reddish weathering shale. Most of the chert in the upper part of the section weathers to a buff color, though some coal black chert is present. The presence of abundant fossils, some silicified, some replaced by white calcite, is one criterion for recognition of this formation.

                                      viii.
                             APPENDIX I (Continued)
Deseret Limestone.
(Mississippian - Brazer Group)

     Description: Lower member is l00-l60 feet of reddish weathering limey shale with some black chert chips present in the float. Some of this shale weathers with darker red bands. Overlying the shale is limestone interbedded with black chert bands, one to two inches thick. The chert bands are very continuous in this member. This member or zone is apparently not present everywhere, but where present it is very prominent. Platy weathering limestone; gray, pink, or violet in color; and containing almost no chert overlies the banded chert beds. The upper member is predominantly limestone. Light gray fossil hash beds are most abundant, but a few beds containing pods and discontinuous bands of chert are present. The fragments in the fossil hash beds are small, and crinoid stem plates are abundant. A few interbedded quartzite beds are present at the top of the formation. Outstanding Field Criteria: The lower shale member is generally poorly exposed, and the base is picked on orange float mixed with black chert fragments. The banded cherty limestones are well developed in the northern part of the area and they, along with the thick fossil hashbeds, are good markers. The banded chert member is well exposed at the summit of Old Baldy. Quartzite lenses at the top of the formation vary in stratigraphic position, so the top is arbitrarily placed at the base of the first quartzite of the predominantly quartzite section.

Humbug Quartzite.
(Mississippian -Brazer Group)

     Description: Composed of interbedded limestone and brown to olive green quartzite. The base is picked at the base of the predominantly quartzite section. The lower quartzites are some- times cross-bedded. The lower limestones are cherty and some are lithographic~ while the upper ones are fossiliferous.

     Outstanding Field Criteria: The massive and thick quartzite make this a good mappable unit. The thick quartzites are the first since the Tintic. Basal quartzites are interbedded with fossil hash beds, and the base is - placed at that point at which quartzite is the more abundant of the rock types.

Great Blue Limestone.
(Mississippian -Brazer Group)
Description: Divided into four members. Topliff member at
                                       ix.
                             APPENDIX I (Continued)

base consists of 300 feet of good well-bedded limestone with no sandstone. This is followed by the Paymaster member, 400 feet thick of limestone with no sandstone. Next is the Chiulos member, 500-800 feet of limestone, silicinate sandstones and shales. Top is the Poker Knoll member 500-1000 feet of silty limestone.

Outstanding Field Criteria: In general, except for the Chiulos member, the unit is characterized by a thick series of massive limestones with very little silicinate sandstone.



























                                   APENDIX II
                     DETAILED DESCRIPTION OF VOLCANIC UNITS
               Data taken from field observations of Joseph Wargo
                         List of Units with Thicknesses

                            Unit                      Thickness
                            ----                      ---------
Laguna Springs        (Breccia Member                       400+
Latite Series         (Black Latite Member                   900

Packard Rhyolite      (Upper Vitrophyre Member               700
Series                (Packard Peak Phyolite Member         1450
                      (Lower Vitrophyre Member               375
                      (Biotite Latite Porphyry Member        200

     Biotite Latite Porphyry Member.

          Location: Small outcrops near the west end of the volcanic prong, in the vicinity of "Betty" Hill.

          Desription: White to light graphy porphyritic rock with shiny pehnocrysts of biotite and hornblende; biotite crystals generally partcipate in a crude planar element; some feldspars visible, especially when the specimen is wet.
          Criteria for mapping:

          a.   White to gray color with shiny biotite.

          b.   Sequence - below Lower vitrophyre.

          c.   No other such unit noted.

     Discussion. In the hand specimen the biotite-latite appears as a light gray, rather

Fine-grained porphyritic rock. Splendent black phenocrysts are common and they contrast with the light gray groundmass to give a "salt and pepper" effect. Feldspar phenocrysts are visible especially when the specimen is wetted. In places the unit may grade from a massive, rather hard latite to a pinkish rock of similar texture and composition, or to a soft tuff.
     The position of the biotite-latite member is inferred from its relationship to the Lower vitrophyre and the Packard Peak members in the northwest part of the volcanic outcrop. The first two units are near the top of a small hill, while the biotite latite crops out farther downhill and in the creek bottom. Judging from the limited outcrop the biotite-latite member appears to have a rather small areal distribution and to be restricted to the northwest corner of the volcanic outcrop in the Jenny Lind tract.
     The groundmass of the biotite-latite is locally altered to chlorite

                                       i.

                             APPENDIX II (Continued)
minerals. The altered band appears to trend approximately east-west and is from 50 to 150 feet wide, fading out rapidly to the north. Calcitic alteration and iron staining are absent, while the development of clay minerals is only of minor consequence.

     Lower Vitrophyre Member.
          Location: Outcrops fringe the westernmost extension of the volcanics and appear in various places in Alpha and Beta Canyons.
          Description: Black vitreous groundmass with white to light gray crystals of feldspar; few mafics.

          Criteria for mapping:
               a. Hard, massive rock with gray or black vitreous groundmass containing white or gray feldspar phenocrysts.
               b. Postion. Below Packard Peak rhyolite member. The Lower vitrophyre may in some places be mistaken for the Upper vitrophyre; however, the latter is generally found at a higher elevation, has abundant Packard Peak rhyolite below it and tends toward a grayish color with some interbedded tuffs in Beta Canyon.

     Discussion. In hand specimen the distinguishing characteristic of the Lower vitrophyre is the black vitreous groundmass in which are imbedded white or grayish subhedral crystals of feldspar as well as a few biotite flakes and hornblende crystals. The rock is characteristically free from alteration except in the Raddatz clay pits and a few other minor scattered areas. Argillic alteration tends to cause the rock to become softened and changes the color to a light gray. Brecciation and recementation of the vitrophyre is evident locally and it appears that in these places argillic alteration is more apt to occur. In Alpha Canyon the Lower vitrophyre tends to occupy the bottom of the valley and generally can be distinguished from the Upper vitrophyre on this basis. On the east side of Beta Canyon the Upper vitrophyre thickens somewhat and extends down into the valley so that it is difficult to determine whether a particular outcrop is Lower or Upper vitrophyre (see discussion on Upper vitrophyre). In the Longyear lA diamond drill hole north of Eureka High School a glassy tuffaceous unit is said to occur, possibly correlating with the Lower vitrophyre member described here.

     Contacts between the Lower vitorphyre and the units above and below are not generally exposed. The areas which have been designated as "mud flows" (in Alpha and Beta Canyon) may actually be contacts between the Lower vitrophyre and the overlying Packard Peak member. The contact between the Lower vitrophyre and the biotite-latite in the northwest part of the volcanic outcrop is poorly exposed in a bulldozer cut on the south- east side of "Betty" Hill.

                                       ii.

                             APPENDIX II (Continued)

     Well developed fracture patterns of the sort found in the overlying Packard Peak member are generally absent in the vitrophyre. If, as has been suggested, the fractures in the Packard Peak member are due to minor movements in the underlying sediments their absence in the Lower vitrophyre is difficult to explain. It should be pointed out, however, that the exposures of Lower vitrophyre are much smaller than those of the Packard Peak member and hence the fracture pattern, if present, would be more difficult to resolve.
     Alliteration products are virtually absent in the Lower vitrophyre. Except for the argillic alteration found near the Raddatz clay pit mentioned above, no other similar altered area has been found in these rocks. Pyritic alteration and calcitic alteration have not been found, and even the iron- stained fractures common in the overlying Packard Peak member are not encountered in the Lower vitrophyre--suggesting, incidentally, that the source of much of the iron was within the Packard Peak unit itself rather than from below.
          Packard Peak Rhyolite Member.
               Location: Extensive outcrops occur in the central part of the Jenny Lind tract.
               Description: Purple, pink, or gray groundmass with white feldspars which have frequently been somewhat altered to clay minerals; hornblende needles and biotite flakes are common; quartz is not common; the rock is frequently bleached and/or limonite-stained.
               Criteria for mappings
                    a. Color - pink or purple.
                    b. Alteration - argillic alteration common with numerous small vugs partially filled with clay.
                    c. Soil - The rock weathers to pea-size granules which have a pinkish cast.
                    d. Weathered surface, usually crumbly, easily crushed, with pinkish or purplish cast.

     Discussion. The name "rhyolite" is probably more traditional than petrographic. Lindgren and Loughlin's analysis of 'a specimen collected a few miles to the east indicate that the term "rhyolite" is correct for the rooks in that region, but the term "latite" or "quartz latite" would probably more accurately describe a similar rock (i.e., the Packard Peak member) in the Jenny Lind area. For the sake of uniformity of usage and tradition the term "rhyolite" will be used here.
     The Packard Peak rhyolite member has the largest outcrop area of any of the units exposed in the Jenny Lind claim tract. Similar rocks are found eastward as far as the Goshen Valley, and it is presumed that the
                                      iii.
                             APPENDIX II (Continued)

eruptive activity that took place during Packard Peak time was among the most extensive in the region.
     In the hand specimen the Packard Peak rhyolite member has a pink or purple cast. These colors are sufficiently distinctive to separate the Packard Peak member from any of the other members in the Jenny Lind area. Phenocrysts of grayish to white feldspar are scattered throughout the glassy or microcrystalline purplish groundmass. Generally the feldspars are difficult to identify (i.e., either orthoclase or plagioclase,,). Alteration of the feldspars to clay minerals, especially on the weathered surface) causes them to appear as white powdery blebs. Mafics include biotite, hornblende, and rare magnetite. The biotite flakes in different places reveal different stages of alteration. In some instances the biotite flakes are fresh and splendent and a hexagonal outline is visible. Elsewhere the biotites have been altered to hydromica, giving them a rusty or dark brown tint. Further alteration results in the destruction of the biotite and the development of limonite-stained patches in the rock. The advanced state of alteration tends to destroy the hornblende as well, also adding to the amount of iron oxide in the rock. Magnetite is seldom visible in the hand specimen~ but it is sometimes seen on a cut surface or in thin section. Some of the magnetic highs shown on the magentic intensity map made by the Long year Company are said to be related to concentrations of magnetite in the volcanics.
     Argillic alteration is common in the Packard Peak member~ Alteration of the groundmass generally occurs first, bleaching the rock to a dull gray or pink$ Advanced stages in the argillization cause the rock to become white and "soft". The argillization in the rock outside the "A" and "B" patches, is inclined to be spotty and in some places, especially southwest of Packard Peak, the appearance is suggestive of a hot spring type of alteration. Here the argillized zones are small (1 to S feet in diameter) and irregularly spaced with comparatively fresh rock between. Bedding planes have guided the solutions and small clay seams are common.
     Pyritic alteration and limonite staining occurs throughout most of the rock; however, it is best developed in the "A" and "B" alteration patches. The rhyolite may contain the limonite stain as small discrete patches in the rock or as an alteration halo on either side of a stained fissure or both. The pyritic alteration tends to cause the rock to be stained a yellowish to dull red.
     Alteration to calcite is noted in rather widely separated spots. The results obtained by Armstrong, concerning the distribution of calcitic alteration, could be duplicated in only a very general manner. Calcitic alteration cannot be recognized in the hand specimen without the use of hydrochloric acid because of the minor amount of calcite present. Generally, however, the calcitic alteration is apt to occur in fresher) less altered rhyolite and in rocks that have not undergone strong argillization.
     Fracture patterns are especially well developed in the Packard Peak iv


                                       iv.

                             APPENDIX II (Continued)

Member. The main fracture system trends between 110 10 deg. E", and No 10" W., while a secondary system strikes approximately N. 30 deg-45 deg. E.

     Upper Vitrophyre Member.
          Location: On the ridge east of Alpha Canyon; in Beta Canyon; in Eureka Valley, northwest of Homansville.

          Description: Variable. Mostly black or gray vitrophyre with some banded vitrophyres, red vitrophyres, and interbedded tuffs.

          Criteria for mapping:
               a. Presence of gray vitrophyres is diagnostic because no gray units are found in the Lower vitrophyre; some brecciated units.
               b. Sequence -Not distinctive at lower contact; upper contact made with black latite.
               c. Presence of tuffs which do not contain black latite fragments; the tuffs probably occur in the upper part of the Upper vitrophyre.

     Discussion. The Upper vitrophyre member includes several different types and colors of vitrophyre as well as one or more tuff beds. The two most abundant and most distinctive units are the black glassy porphyritic vitrophyre and the gray, medium-grained glassy vitrophyre. The black vitrophyre of this member is indistinguishable from the black Lower vitrophyre and some confusion may arise in areas where both the Upper and Lower vitrophyre units are found. The gray vitrophyre is the most distinctive unit of the Upper vitrophyre member and probably the most abundant. The rocks of the gray vitrophyre contain euhedral biotite flakes and feldspar crystals set in a gray vitreous groundmass which exhibits small perlitic fractures. Smoky quartz is seen occasionally, while hornblende is rare. The groundmass of the gray vitrophyre is not as obviously glassy as that of the black vitrophyre. No generalities can be stated concerning the relationship between the black and gray vitrophyres in this upper member, and the two rocks are apparently interbedded throughout the whole unit. Red vitrophyres are found occasionally, as are brecciated and re cemented black vitrophyres. On the slopes northwest of Homansville the normal Upper vitrophyre grades into a series of black and gray glassy flows containing in places many fragments of earlier flows. Flow banding is well developed, striking N. 45 deg.
w. to east-west and dipping steeply. The color of the vitrophyre may be black or gray and may be mottled with red.
     The tuff units in the Upper vitrophyre crop out in Beta Canyon and in small areas northwest of Homansville. In Beta Canyon the relationship between the vitrophyres and tuffs can be readily observed. Here two tuff beds, each of which is approximately 30 to 50 feet wide, are separated by a 10-foot band of gray vitrophyre. The tuff-vitrophyre units crop out on the top of a small ridge where they are readily observed. But
                                       v.

                            APPENDIX II (Continued )

farther down the side of the ridge, the tuffs disappear and probably wedge out against the gray vitrophyre. In the hand specimen the tuffs have a white to cream color and contain crystals of biotite and feldspar. The rock may be rather well consolidated (welded?) or porous and vesicular. Some of the tuffs on the ridge facing Homansville contain fragments of the gray vitrophyre as inclusions. Other tuffaceous rocks are found higher in the section at the base of the flow breccia member, but these younger rocks usually contain inclusions of black latite as well as of vitrophyre and can be distinguished on that basis alone.
     West to Homansville the exposures of Upper vitrophyre range in elevation from as high as 7100 feet to as low as 1400 feet, accounting for a possible thickness of 700 feet. Most of the vitrophyres in this area have a gray color and therefore are considered to be part of the Upper vitrophyre member. Some of the vitrophyres at lower elevation are black, however, and it is conceivable that they might belong to the Lower vitrophyre unit. If such is the case then the Packard Peak rhyolite member must thin rapidly in order to allow the Upper vitrophyre unit to overlap the Lower vitrophyre. No positive evidence is available that would substantiate the black vitrophyre in this area as' belonging to the Lower vitrophyre member, and the area is mapped as Upper vitrophyre in its entirety.

     Black Latite Member.

          Black and Red latite porphyry members. The black and red latites found in the eastern part of the Jenny Lind claim tract are divided into three units on the geologic map made of that area. Final consideration of the bases for division does not seem to warrant such a detailed split-up, and it is suggested here that in the final analysis the Upper Black latite, the Red latite, and the Lower Black latite members be considered as a single unit. A separate resume is given for each unit for the sake of completeness, but the final discussion covers all three units considering them as a single unit called the Black latite member.
     Lower Black Latite Porphyry Member.
          Location: Ridge east of Alpha Canyon.
          Description: Porphyritic latite and quartz latite with dull dense black groundmass, plagioclase and orthoclase feldspars, minor biotite and minor dark green hornblende make up the crystalline components of the rock.
          Criteria for mapping: Black latite porphyry between top of upper vitrophyre and bottom of Red latite porphyry.

     Red Latite Porphyry Member.
          Location: Ridge east of Alpha Canyon. Vi

                                       vi.

                            APPENDIX II ( Continued)

          Description: Pink to gray porphyritic latite with S to 20 per- cent feldspar phenocrysts set in sugary pinkish groundmass; small cavities are common; some greenish hornblende.
          Criteria for mapping:
          a. Reddish unit between Lower Black latite and Upper Black latite.
          b. S to 20 percent phenocrysts in sugary pink or Eray groundmass.
          c. Presence of small cavities.

     Upper Black Latite Porphyry Member.

          Location: Eastern one-third Jenny Lind tract.
          Description: Black or red porphyritic latite generally with coarse feldspar phenocrysts; black dense dull groundmass. Except for reddish rocks this latite is identical with the Lower Black latite.
          Criteria for mapping:

          a.   Black latite unit above Red latite member.
          b.   Coarsely porphyritic Black latite.
          c. Presence of Red latite of same texture and composition.

Discussion. The latites of the Black latite member are characterized by their black or red dull, dense groundmass and euhedral feldspar phenocrysts, the latter comprising 15 to 20 percent of the rock. Of the three units listed above, the Upper Black latite is by far the most extensive. The red latite member, while fairly distinctive on the east side of Alpha Canyon, could not be recognized with any degree of certainty anywhere else in the region. This unit has a tendency to grade upward to a more coarsely porphyritic latite with fewer vugs and the line of demarcation between the Red latite and Upper Black latite becomes difficult to resolve.

     Examination of a thin section of a rock similar to the Black latite member reveals the presence of calcite in the groundmass. It is protlematical whether the calcite is primary or secondary, but the general absence of any sort of alteration in the unit suggests hypogene carbonate.

     Flow banding in the Black latite member is generally not distinguishable in the outcrop, but a broken piece will often reveal oriented feldspar crystals, indicating flow laminae.

     One place in which the top of the original flow can still be seen occurs at the top of the peak known as "Flat Top" which lies between, and at the heads of Alpha and Beta Canyons. Here the bouldery front edge of a flow terminates abruptly presenting an appearance much like the front edge of many modem flows (for example, Paricutin flows). The "Flat Top" probably represents the original land surface, which has been eroded on all sides to

                                      vii.

                             APPENDIX II (Continued)

form the present topography.

     Breccia Member .

          Location: Homansville Pass.
          Description: Breccia with pink or gray groundmass containing fragments of vitrophyre, black latite and red latite; some agglomerate and impure tuff.

          Criteria for mapping:
               a. Only widespread breccia unit observed.
               b. Contains fragments of black latite and vitrophyre.

     Discussions. The breccia member does not crop out within the confines of the Jenny Lind claim tract, but for the sake of completeness it will be discussed briefly here. The breccia member is best exposed in the road-cuts on the pass north of Homansville. The rock has an overall pinkish or grayish cast with conspicuous and abundant angular fragments of black latite and an occasional fragment of vitrophyre. The groundmass of the breccia is porphyritic, containing phenocrysts of feldspar, green hornblende and bronzy mica. Owing to the presence of black latite, the unit is considered to be younger than the Black latite member and the youngest volcanic unit encountered in the area.

     Tuffs and agglomerates are found at or near the base of the breccia member and are mapped as part of the members The tuffs contain numerous small pebbles and cobbles, some of which are rounded, suggesting that the tuffs have been, in part, reworked by water.









                                      viii.

Jenny Lind Project, Utah

                                  APPENDIX III


                  CHRONOLOGICAL LISTING OF EXPLORATION PROJECTS
             FOR CONCEALED ORE BODIES IN THE MAIN TINTIC DISTRICT -
                                      1880

COMPANY                  Jesse Knight and  Associates
PROJECT:                 Humbug and related mines

OBJECTIVE:               To discover ore in an area of highly
                         altered limestone, on the northeast
                         slope of Godiva Mountain.

RESULTS:                 Jesse Knight began a tunnel on the
                         exceeds one and one quarter miles.
                         Total production from these mines
                         exceeded $36,000,000~ with profits of
                         $11,500,000. The Tintic drain tunnel
                         was another Jesse Knight exploration
                         project. The purpose of the tunnel
                         was to drain the water from the area
                         around Silver City and Diamond, to
                         make it possible to mine veins in the
                         intrusive stock at the south end of
                         the district. The project was not completed.

                                      1910

COMPANY:                Chief Consolidated

PROJECT:                Chief No. 1 Mine

OBJECTIVE:              To explore the northward continuation
                        of the Mammoth-Eagle and Blue Bell
                        ore channels

RESULTS: After an expenditure of $200,00 in shaft sinking and exploration drifting, a silver-lead ore channel was found on the 1400 level in the Chief No. 1 mine. Since then the
                        Chief  has  been in almost continuous
                        operation  for 45 years. Total  value
                        of  ores  produced from the Chief  is
                        approximately  $75,000,000,  with   a
                        profit of $7,000,000.




                                       i.

                            APPENDIX III (Continued)

                                      1940

COMPANY:                                  E. J. Long year, Calumet and Hecla,
                                          Kennecott

PROJECT:                                  Mintintic I

OBJECTIVE:                                To discover replacement ore bodies in
                                          area southwest of the Silver City
                                          monzonite stock on the premise that
                                          carbonate sediments existed below the
                                          lavas at reasonable depths. The plan


                                          was based on the conception of Emmons
                                          and Butler that ore deposits are
                                          concentrated along the extremities of
                                          the long axes of elliptical stocks.

RESULTS: The Long year Company took up 12 square miles of ground and interested Calumet and Hecla, and Kennecott in a joint venture.

                                          A total of 5,48l feet of diamond
                                          drilling was completed and
                                          approximately $200,000 was spent on
                                          the project. No sedimentary rocks
                                          were penetrated and no ore was found
                                          in f the volcanics or monzonite.
                                          Geophysical anomalies were found by
                                          electrical methods (work done by
                                          Lundberg), but Subsequent drilling
                                          determined that they were not caused
                                          by metallic conductors. It is now
                                          thought that -the anomalies were
                                          related to ground water distribution.
                                          A Basin and Range type of fault was
                                          inferred from the drilling and
                                          eliminated, much of the area because
                                          of the excessive depth of alluvium.
                                          Extreme hydrothermal alteration,
                                          pyritic mineralization, minor copper
                                          sulphides, and an abnormally high
                                          temperature gradient in Holes 2 and
                                          2A, make that area appear favorable,
                                          providing the right host rocks exist
                                          below the volcanics. These two holes
                                          were stopped in altered volcanics
                                          because of drilling difficulties.

                                          Because no sediments were penetrated,
                                          there is no evidence to disprove the
                                          original concept of lead-zinc
                                          mineralization south of the Silver
                                          City stock. The project failed
                                          because of the unexpected depths of
                                          the volcanics and exceptional
                                          drilling difficulties.


                                    1945-1950


Company:                                 E. J. Longyear

Project:                                 Minitictic IV

Objective:                              To discover ore in sediments directly
                                        below an area of highly altered
                                        lavas.




                                       ii.

                            APPENDIX III (Continued)

RESULTS: The Longyear Company began a geologic study of the area north of the Chief mine in 1945. Subsequently, a 2,100 foot hole was drilled one mile northeast of the Chief No. 1 shaft. Weak mineralization in jasperoid breccia was found near the elevation of the Chief 1800 level. The jasperoid was then explored by 2,100 feet of drifting from the Chief 1800 level, and some subsurface drilling. No ore was found, but neither were all possible ore loci investigated, so that the test cannot be considered really completed.

                                      1947

COMPANY:                                International Smelting & Refining
PROJECT:                                Chief-Godiva Lease
OBJECTIVE:                              To explore the Centennial fault and
                                        other parallel north-east structures
                                        near the Chief No. 2 shaft.

RESULTS: International obtained a lease from the Chief and drove 3,000 feet of exploration drifts in Chief ground. 500 tons of ore were mined from Chief property plus an unknown tonnage from adjacent International ground.


                                   1947- 1949

COMPANY:                                Chief Consolidated

PROJECT:                                Evan Shaft

OBJECTIVE:                              To explore the Beck fault and its
                                        intersections with the California
                                        Break (productive in Centennial
                                        Eureka mine), the Ophir formation,
                                        and the Emerald horizon of the Ajax
                                        formation.

RESULTS: The Chief Consolidated sank, drifted, and diamond drilled in the Evans group of claims, three quarters of a mile west of Eureka. Total cost of the project was $250,0000 No ore was found, but neither was the area completely tested in relationship to surface alteration and the possible existence of ore channels above the 1100 level. Limited funds prevented completion of the project.

                                      iii.


Jenny Lind Project, Utah
                                   APPENDIX IV

                 CHRONOLOGICAL RECORD OF BEAR CREEK'S OPERATION


    Date                          Type of Work              Personnel
    ----                          ------------              ---------
July, 1954                    Conference in Eureka on        Hansen      (1 day)
                              the possibility of Bear        Burgin      (1 day)
                              Creek taking over the          Cook        (1 day)
                              Jenny Lind Project from
                              the E. J. Longyear Company

Sept., 1954                   Analysis made of the Jenny     Cook        (1 week)
                              Lind Project for the
                              purpose of making a
                              decision as to whether we
                              should take it over.

Oct., 1954                    Request for Eureka, Utah       Cook        (1 week)
                              (Jenny Lind) Project           Burgin      (1 week)
                              approval.

Feb., 1955                    Jenny Lind Project
                              approved by the New York
                              Office.

April, May, 1955              Mapping of the sedimentary     Cook        (1 month)
                              rocks initiated in the         Thomas      (1 month)
                              Jenny Lind tract

April, May, June, 1955        Attempt made to re-open        Centennial  (3 months)
                              the North Beck Shaft.          Development
                                                             Company

June, 1955                    Agreement signed between
                              Bear Creek and the E. J.
                              Longyear Company.

                                                            Shepard    (4 months)
                                                            Honea      (3 months)
                                                            Wargo      (3 months)
June, July, Aug., 1955        Mapping of the sedimentary    Brooks     (2 weeks)
                              rocks and volcanic rocks
                              in the Jenny Lind tract.      Natarajan  (2 weeks)
                                                            Gilbert    (3 months)

May, June, July, Aug., 1955   Compilation of subsurface     Cunningham (3 months)
                              data in the Eureka Gulch
                              area.
                                                            Natarajan  (2.5 months)
                                                            Mutschler  (1 month)
June, July, Aug., Sept., 1955 Geochemical surveys of the    Gilbert    (2 weeks)
                              Jenny Lind tract.
                                                            Sandstorm  (3 months)
June, July, Aug., 1955        Tractair drillings for        Natarajan  (1 months)
                              geochemical samples.

June, July, Aug., 1955        Trenching and road            Tintic     (1 month)
                              building with RD6             Standard
                              bulldozer.                    Mining Co.

July 1955 through January 1956 Drilling of Holes 1          Boyles     (7 months)
                              through 7 in Hatfield         Brothers
                              Canyon and Upper Cold         Drilling
                              Canyon areas (total of        Co.
                              3,986 feet).





                                       i.

                             APPENDIX IV (Continued)

July through November 1955    Supervision of drilling       Cunningham (2 months)
                              program and logging of drill  Cook       (1 month)
                              core.

Nov., Dec., 1955              Electromagnetic logging of    Bingel     (2 weeks)
                              open drill holes.

Dec., 1955                    Jenny Lind progress report    Gilbert
                              for 1955, and recommendations
                              for 1956.

Feb., 1956                    Memorandum sent to New York   Gilbert
                              regarding a revision of the
                              drilling program for 1956.

April, May, June, 1956        Detailed mapping of           Anderson   (1 month)
                              jasperoids in the Jenny Lind
                              tract.

April through August 1956     Drilling of Holes 8,9, and 9A Sprague &  (5 months)
                              and also Holes 15 through 20  Henwood
                              in Harrington Canyon and      Drilling
                              Upper Cole Canyon areas       Co.
                              (total of 4,293 feet)

June, July, Aug., 1956        Logging of core from Jenny    Parry      (1 month)
                              Lind drilling.

Aug., 1956                    Conference on Jenny Lind      Burgess
                              Project at Dividend.          Thornberg
                                                            Hunt
                                                            Jerome
                                                            Cook
                                                            Gilbert
                                                            Shepard
                                                            Evans
                                                            Morris
                                                            Fitch, Jr.

Aug., Sept., 1956             Petrographic study of         Howd       (1.5 months)
                              jasperoids from the Jenny
                              Lind tract.

Oct., Nov., 1956              Bulldozer trenching and road  Giles      (1 month)
                              construction for work
                              requirements

August through December 1956  Preparation of maps and final Cook       (4.5 months)
                              reports on the Jenny Lind     Shepard    (1 month)
                              Project                       Pitts      (2 months)






                                       ii.


                              Bear Creek Mining Co.
                                   D.D.H. JL-1

































                              Bear Creek Mining Co.
                                   D.D.H. JL-2

































                              Bear Creek Mining Co.
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                              Bear Creek Mining Co.
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                              Bear Creek Mining Co.
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                              Bear Creek Mining Co.
                                   D.D.H. JL-6

































                              Bear Creek Mining Co.
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                              Bear Creek Mining Co.
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                              Bear Creek Mining Co.
                                  D.D.H. JL-9A

































                              Bear Creek Mining Co.
                                  D.D.H. JL-15

































                              Bear Creek Mining Co.
                                  D.D.H. JL-16

































                              Bear Creek Mining Co.
                                  D.D.H. JL-17

































                              Bear Creek Mining Co.
                                  D.D.H. JL-18

































                              Bear Creek Mining Co.
                                  D.D.H. JL-19

































                              Bear Creek Mining Co.
                                  D.D.H. JL-20

































Jenny Lind Project, Utah

                                   Appendix VI
                                   PHOTOGRAPHS
















     View of Eureka and Packard Peak looking north from the Eureka Hill mine. The Jenny Lind tract extends for about two and one half miles north of Eureka and about one mile east and west of Packard Peak.


















          Oblique aerial photograph of the northeastern portion of the Tintic Valley and northern Tintic Mountains. Photograph taken looking north at an elevation of approximately 16,000 feet.















          Oblique aerial photograph of Eureka and the Jenny Lind tract. Photograph taken looking north at an elevation of approximately 16,000 feet.